                              INVESTMENT AGREEMENT


                                     between


                          U.S. OFFICE PRODUCTS COMPANY


                                       and


                           CDR-PC ACQUISITION, L.L.C.









                           Dated as of March 30, 1999

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

Issuance of Preferred Shares and Exchange of
Warrants; Amendment of 1998 Investment Agreement and
Registration Rights Agreement..................................................2

1.01  Issuance of Preferred Shares and Exchange of Warrants; Amendment of
      1998 Investment Agreement and Registration Rights Agreement..............2
1.02  Time and Place of the Closing............................................2
1.03  Transactions at the Closing..............................................2

ARTICLE II

Representations and Warranties.................................................3

2.01  Representations and Warranties of the Company............................3
        (a)  Corporate Organization............................................3
        (b)  Corporate Authority...............................................4
        (c)  No Violations; Consents and Approvals.............................4
        (d)  Capital Stock.....................................................5
        (e)  Subsidiaries......................................................6
        (f)  SEC Filings.......................................................7
        (g)  Company Financial Statements......................................7
        (h)  Undisclosed Liabilities...........................................8
        (i)  Absence of Certain Events and Changes.............................8
        (j)  Compliance with Applicable Laws...................................8
        (k)  Title to Assets...................................................9
        (l)  Litigation........................................................9
        (m)  Contracts........................................................10
        (n)  Taxes............................................................11
        (o)  Employee Benefit Plans and Related Matters; ERISA................13
        (p)  Environmental Matters............................................15
        (q)  Status of Preferred Shares and 1999 Warrant Shares...............15

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        (r)  Intellectual Property............................................16
        (s)  Brokers or Finders...............................................17
        (t)  Disclosure.......................................................17
        (u)  No Solicitation by Purchaser.....................................17
        (v)  Fairness Opinion.................................................17
2.02  Representations and Warranties of Purchaser.............................18
        (a)  Organization.....................................................18
        (b)  Authority........................................................18
        (c)  Conflicting Agreements and Other Matters.........................18
        (d)  Acquisition for Investment.......................................18
        (e)  Brokers or Finders...............................................19
        (f)  Limited Partner Consent..........................................19

ARTICLE III

Transfer of Preferred Shares..................................................19

3.01  Transfer of Preferred Shares............................................19

ARTICLE IV

Covenants and Additional Agreements...........................................21

4.01  Covenants of the Company................................................21
        (a)  Reasonable Efforts...............................................21
        (b)  No Acquisitions..................................................21
        (c)  No Dispositions..................................................21
        (d)  Other Transactions...............................................21
        (e)  Employee Benefits................................................23
        (f)  Certificate of Designation.......................................23
4.02  No Solicitation.........................................................23
4.03  Access and Information..................................................24
4.04  Further Actions.........................................................24
4.05  Further Assurances......................................................25
4.06  Preferred Share Voting Rights...........................................25
4.07  Schedule Delivery.......................................................25

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ARTICLE V

Conditions Precedent..........................................................26

5.01  Conditions to Each Party's Obligations..................................26
        (a)  Approvals........................................................26
        (b)  No Litigation, Injunctions, or Restraints........................26
        (c)  Credit Facility Obligations......................................26
5.02  Conditions to the Obligations of the Company............................26
        (a)  Representations and Warranties...................................26
        (b)  Opinion of Company's Counsel.....................................27
5.03  Conditions to the Obligations of Purchaser..............................27
        (a)  Representations and Warranties...................................27
        (b)  Performance of Obligations of the Company........................27
        (c)  Opinion of Purchaser's Counsel...................................27
        (d)  Purchaser's Expenses.............................................28
        (e)  Other Parties....................................................28
        (f)  Corporate Proceedings............................................28
        (g)  Material Adverse Effect..........................................28
        (h)  Opinion of the Company's Counsel.................................28
        (i)  Limited Partner Consent..........................................28
        (j)  Schedules........................................................28
        (k)  Fairness Opinion.................................................29

ARTICLE VI

Termination...................................................................29

6.01  Termination.............................................................29
6.02  Effect of Termination...................................................30

ARTICLE VII

Indemnification...............................................................30

7.01  Indemnification of Purchaser............................................30
7.02  Indemnification Procedures..............................................31
7.03  Survival of Representations and Warranties..............................32
7.04  Other Indemnities.......................................................32

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ARTICLE VIII

Interpretation; Definitions...................................................32

8.01  Definitions.............................................................32

ARTICLE IX

Miscellaneous.................................................................39

9.01  Severability............................................................39
9.02  Specific Enforcement....................................................40
9.03  Entire Agreement........................................................40
9.04  Counterparts............................................................40
9.05  Notices.................................................................40
9.06  Amendments; Waivers, etc................................................42
9.07  Cooperation.............................................................42
9.08  Successors and Assigns..................................................43
9.09  Expenses and Remedies...................................................43
9.10  Transfer of Preferred Shares, 1999 Warrants and 1999 Special Warrants...43
9.11  Governing Law...........................................................44
9.12  Publicity...............................................................44
9.13  No Third Party Beneficiaries............................................44
9.14  Consent to Jurisdiction.................................................44
9.15  Replacement of Share Certificates.......................................45


    Exhibit I   Form of Certificate of Designation
    Exhibit II  Form of 1999 Warrant
    Exhibit III Form of 1999 Special Warrant
    Exhibit IV  Amendments to the 1998 Investment Agreement
    Exhibit V   Amendments to the Registration Rights Agreement

            THIS INVESTMENT AGREEMENT (this "Agreement"), dated as of March 30, 1999, is entered into between CDR-PC Acquisition, L.L.C., a Delaware limited liability company ("Purchaser"), and U.S. Office Products Company, a Delaware corporation (the "Company").

            WHEREAS the Company and Purchaser are parties to an investment agreement, dated as of January 12, 1998 (as amended by an amendment thereto dated February 3, 1999, the "1998 Investment Agreement"), pursuant to which the Company sold to Purchaser, and Purchaser purchased, (i) 9,092,106 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), and warrants (the "1998 Special Warrants") representing the right to acquire a number of shares of Common Stock equal to the difference between (x) 24.9% of the sum of (A) the outstanding shares of Common Stock as of June 10, 1998 (the "1998 Closing Date") after giving effect to the issuance of the Shares and the exercise of the 1998 Special Warrants, and assuming the conversion into Common Stock of all the 2001 Notes outstanding on the Closing Date and (B) the number of any shares issued pursuant to certain contingent obligations of the Company, and (y) 24.9% of the number of outstanding shares of Common Stock as of the 1998 Closing Date after giving effect to the issuance of the Shares, and (ii) warrants (the "1998 Warrants") entitling the holder thereof to purchase one share of Common Stock for each Share and Special Warrant so purchased;

            WHEREAS, the Company and Purchaser are parties to a registration rights agreement, dated as of June 10, 1998 (the "Registration Rights Agreement"), entered into pursuant to the 1998 Investment Agreement;

            WHEREAS, in light of the Company's operating performance and financing and capital needs, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its shareholders for the Company to raise additional equity capital, and, in connection therewith:

            (a) the Company wishes, in exchange for consideration of $51 million in cash, to (i) issue to Purchaser 73,258.82 newly issued shares of Series A NonVoting Participating Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company having the terms set forth in the certificate of designation attached hereto as Exhibit I (the "Certificate of Designation"), (ii) amend and restate the 1998 Warrants (as so amended and restated, the "1999 Warrants") to reduce the exercise price and make certain other conforming changes, as set forth in the form of 1999 Warrant attached hereto as Exhibit II, and (iii) amend and restate the 1998 Special Warrants (as so amended and restated, the

      "1999 Special Warrants") to make certain conforming changes, as set forth in the form of 1999 Special Warrant attached hereto as Exhibit III; and

            (b) the Company and Purchaser wish to amend the 1998 Investment Agreement and the Registration Rights Agreement as provided herein; and

            WHEREAS, the Company and Purchaser intend that the transactions described in clause (a) of the preceding recital qualify as a "reorganization" described in section 368(a)(1)(E) of the Code, and that this Agreement qualify as a "plan of reorganization" within the meaning of section 368 of the Code and the Treasury Regulations thereunder;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:


                                    ARTICLE I

                  Issuance of Preferred Shares and Amendment of
              Warrants; Amendment of 1998 Investment Agreement and
                          Registration Rights Agreement

            SECTION 1.01 Issuance of Preferred Shares and Amendment of Warrants; Amendment of 1998 Investment Agreement and Registration Rights Agreement. Upon the terms and subject to the conditions set forth herein, (a) the Company agrees, for aggregate consideration of $51 million (the "Cash Consideration"), to (i) issue to Purchaser 73,258.82 Preferred Shares, (ii) amend and restate the 1998 Warrants as set forth in Exhibit II, and (iii) amend and restate the 1998 Special Warrants as set forth in Exhibit III, and (b) the Company and Purchaser agree to amend the 1998 Investment Agreement and the Registration Rights Agreement, effective as of the Closing (as hereinafter defined), as provided in Exhibits IV and V, respectively.

            SECTION 1.02 Time and Place of the Closing. The closing (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, 10022, at 10:00 A.M., New York time, on April 16, 1999, or at such other place, time and date as the parties may agree. The "Closing Date" shall be the date the Closing occurs.

            SECTION 1.03 Transactions at the Closing. At the Closing, subject to the terms and conditions of this Agreement:

            (a) The Company shall (i) issue to Purchaser the Preferred Shares, and (ii) deliver to Purchaser a certificate representing the Preferred Shares, a certificate representing the 1999 Warrants and a certificate representing the 1999 Special Warrants, in each case registered in the name of Purchaser;

            (b) Purchaser shall (i) pay to the Company the Cash Consideration, by wire transfer of immediately available funds to an account or accounts designated by the Company at least five business days prior to the Closing Date, and (ii) deliver to the Company the certificates representing the 1998 Warrants and the 1998 Special Warrants; and

            (c) The amendments to the 1998 Investment Agreement and the Registration Rights Agreement provided for in Section 1.01(b) shall become effective.


                                   ARTICLE II

                         Representations and Warranties

            SECTION 2.01 Representations and Warranties of the Company. As of the date hereof and as of the Closing Date, the Company hereby represents and warrants to Purchaser as follows:

            (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company having assets or annual revenues of $500,000 or more or which is otherwise material to the business of the Company and its Subsidiaries, taken as a whole (each a "Material Subsidiary"), is duly organized and validly existing and, if applicable, is in good standing, under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries is duly qualified or licensed and, if applicable, is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification or licensing, except for any such failures so to qualify or be in good standing which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each of the Material Subsidiaries has the requisite power and authority to carry on its businesses as they are now being or will be (immediately following the Closing) conducted. The Company has heretofore made available to Purchaser complete and correct copies of the Certificate of Incorporation of the Company (the "Company Charter") and the By-laws of the Company (the "Company By-laws") and the certificate of incorporation and by-laws, or the comparable organizational documents, of each of the Material Subsidiaries, each as amended to date and currently in full force and effect.

            (b) Corporate Authority. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement, to issue the Preferred Shares and to consummate the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, the issuance of the Preferred Shares and the consummation of the other transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize this Agreement or for the Company to issue the Preferred Shares or to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming that it is a valid and binding obligation of Purchaser).

            (c) No Violations; Consents and Approvals. (i) The execution, delivery and performance by the Company of this Agreement, the issuance by the Company of the Preferred Shares, the amendment of the 1998 Warrants and the 1998 Special Warrants and the consummation by the Company of the other transactions contemplated hereby will not (A) result in a violation or breach of the Company Charter or the Company By-laws or (B) result in a violation or breach of (or give rise to any right of termination, amendment, modification, vesting, revocation, cancellation, acceleration, increased payments or any adjustments pursuant to any antidilution provision under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, charge, encumbrance or security interest of any kind (a "Lien") or any obligation to create any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (1) subject to the governmental filings and other matters referred to in clause (ii) below, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement (each a "Contract") or of any license, waiver, exemption, order, franchise, permit or concession (each a "Permit") to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets may be bound, or (2) subject to the governmental filings and other matters referred to in clause (ii) below, any judgment, order, decree, statute, law, regulation or rule applicable to the Company or any of its Subsidiaries, except, in the case of clause (B), for violations, breaches, defaults, rights of cancellation, termination, revocation vesting, or acceleration or

      Liens that, individually and in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (ii) Except for consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of the Exchange Act, and filings under state securities or "blue sky" laws and filings or consents referred to in
      Schedule 2.01(c)(ii), no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign (a "Governmental Entity"), is required with respect to the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations, filings or agreements would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole).

            (d) Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which an aggregate of 36,629,413 shares of Common Stock were issued and outstanding as of the close of business on March 8, 1999, and (ii) 500,000 shares of preferred stock, $0.001 par value per share, of which none were issued and outstanding as of the date hereof. As of the close of business on March 30, 1999, there were out standing under the Company's 1994 Long-Term Incentive Plan, the 1994 Amended and Restated Long-Term Incentive Plan, the 1996 Non-Employee Directors' Stock Plan, the 1997A Stock Option Plan for Employees of Mail Boxes Etc., the 1997B Stock Option Plan for Employees of Mail Boxes Etc. and the 1997 Stock Option Plan for former Non-Employee Directors of Mail Boxes Etc. (collectively, the "Company Stock Plans") options to acquire an aggregate of 4,225,000 shares of Common Stock (subject to adjustment on the terms set forth therein) of which 25,000 are subject to allocation pursuant to option pools, as set forth on Schedule 2.01(d)(ii). As of the close of business on October 24, 1998, there were outstanding under the Company Stock Plans no shares of restricted stock and 12,821 deferred shares had been reserved for issuance pursuant to the 1996 Non-Employee Directors Stock Plan. As of the close of business on March 30, 1999, the Company had no shares of Common Stock reserved for issuance of restricted stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date hereof the Company has outstanding $4.614 million in 5 1/2% Convertible Subordinated Notes Due 2003 issued pursuant to an Indenture, dated as of May 22, 1996, between the

      Company and The Chase Manhattan Bank, N.A. (the "2003 Notes") and $12.761 million in 5 1/2% Convertible Subordinated Notes Due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company (the "2001 Notes"), convertible into shares of Common Stock at any time prior to maturity at a conversion price of $64.36 and $38.70 per share, respectively. Except as set forth on
      Schedule 3.01(d), and except for such rights of Purchaser pursuant to
      Section 5.01 of the 1998 Investment Agreement, there are no preemptive or similar rights on the part of any holders of any class of securities of the Company or any of its Subsidiaries. Except for the Common Stock, the 1998 Warrants, the 1998 Special Warrants, the 2003 Notes and the 2001 Notes, the Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth above or on Schedule 2.01(d), and except for the 1998 Warrants and the 1998 Special Warrants, as of the date of this Agreement, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries contingently or otherwise to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries. Except with respect to the withholding of exercise price or with holding taxes under any Company Stock Plan, there are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Schedule 2.01(d)(iii) lists all shares of capital stock of the Company and options to acquire such shares that have been acquired, since June 10, 1998, by any officer of the Company who is subject to reporting obligations under Section 16 of the Exchange Act or by any director of the Company.

            (e) Subsidiaries. (i) Schedule 2.01(e) contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of each of the Company's Subsidiaries. The Company has no equity interests with a value of $100,000 or more in any Person other than the Company's Subsidiaries listed on
      Schedule 2.01(e), and there are no commitments on the part of the Company or any Material Subsidiary to contribute additional capital in respect of any equity interest in any Person. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. Except as set forth on Schedule 2.01(e)(i), all of the outstanding shares of capital stock of each of the Company's Subsidiaries are owned, either directly or indirectly, by the Company free and clear of all Liens, except for Liens in favor of the banks party to a Credit Agreement, dated June 9, 1998, between the Company, The Chase Manhattan Bank and the other parties thereto, as amended by the First Amendment thereto dated as of August 21, 1998 (the "Credit Agreement").

            (ii) Schedule 2.01(e)(ii) contains a complete and correct list of all Material Subsidiaries of the Company.

            (f) SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since June 30, 1996 (the "Company SEC Documents"). As of its filing date, each Company SEC Document filed, as amended or supplemented, if applicable, (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (g) Company Financial Statements. (i) The Company has heretofore furnished to Purchaser complete and correct copies of the consolidated balance sheets of the Company as of April 25, 1998, April 26, 1997 and April 30, 1996, and consolidated statements of income, consolidated statements of cash flow and consolidated statements of stockholders' equity for the years ended April 25, 1998, April 26, 1997 and April 30, 1996, (such financial statements, including the notes thereto, the "Company Financial Statements"), together with the report of the Company's independent accountants thereon. The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and each of the consolidated statements of income, consolidated statements of cash flow and consolidated statements of stockholders' equity included in the Company Financial Statements (including any related notes and schedules) fairly presents in all material respects the income, cash flows and stockholders equity, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods presented therein except as indicated in the notes thereto.

            (ii) Except for matters disclosed on Schedule 2.01(h)(iv) with respect to balance sheet information only, the financial statements, including the unaudited consolidated balance sheet (the "Balance Sheet") and the unaudited consolidated statement of income, filed by the Company in its Quarterly Report on Form 10-Q for the period ended January 23, 1999 (the "Unaudited Company Financial Statements") have been prepared in all material respects in accordance with GAAP consistently applied and on that basis fairly present the consolidated financial condition and results of operations of the Company as of the date thereof and for the period indicated, except that the Unaudited Company Financial Statements omit footnote disclosures required by GAAP and are subject to normal, recurring year-end closing and audit adjustments.

            (h) Undisclosed Liabilities. Except (i) for the items listed in
      Schedule 2.01(h), (ii) as and to the extent disclosed or reserved against on the Balance Sheet, or in the footnotes thereto, (iii) as incurred after the date of the Balance Sheet in the ordinary course of Business consistent with prior practice and not prohibited by this Agreement, and
      (iv) for matters disclosed on Schedule 2.01(h)(iv) with respect to balance sheet information only, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, are or would be material to the Company and its Subsidiaries, taken as a whole. Except as disclosed on Schedule 2.01(h), there are no liabilities or obligations of the Company or any of its Subsidiaries, contingent or otherwise, to any Person with respect to the value of the Common Stock.

            (i) Absence of Certain Events and Changes. Except as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof and any amendments filed with respect thereto prior to the date hereof (the "Filed Company SEC Documents") or as otherwise contemplated or permitted by this Agreement, and except for any items referred to in Schedule 2.01(i) or Schedule 2.01(h)(iv), since January 23, 1999, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been any event, change or development which, individually or in the aggregate, would have or result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (j) Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents, each of the Company and its Subsidiaries is in compliance with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. This Section 2.01(j) does not relate to employee benefits matters (for which Section 2.01(o) is applicable), environmental matters (for which Section 2.01(p) is applicable) or tax matters (for which Section 2.01(n) is applicable). Each of the Company and its Subsidiaries has all Permits that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to have such Permits or rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such Permits are in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms of such Permits, except where the failure to be in full force and effect or in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (k) Title to Assets. (i) Except as set forth in Schedule 2.01(k)(i), each of the Company and its Subsidiaries owns and has good and valid title to, or a valid leasehold interest in, or otherwise has sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used by or held for use by it in connection with the conduct of, or otherwise material to, their respective businesses (the "Assets"), including Assets reflected on the Balance Sheet or acquired since the date thereof, except for Assets disposed of in the ordinary course of business consistent with past practice and in accordance with this Agreement and except for such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, in each case free and clear of any Liens except for Permitted Liens. This Section 2.01(k) does not relate to intellectual property (for which Section 2.01(r) is applicable).

            (ii) Except as referred to in Schedule 2.01(k)(ii), each of the Company and its Subsidiaries has (A) good and insurable title to its owned real properties and (B) valid and subsisting leasehold interests in its leased real properties, in each case, free and clear of any Liens, except for (1) Permitted Liens and (2) easements, covenants, rights-of-way, other matters of record and other matters subject to which the leases of such real properties are granted.

            (l) Litigation. Except as disclosed in the Filed Company SEC Documents or referred to on Schedule 2.01(l), as of the date hereof there are no civil, criminal or administrative actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Company SEC Documents, there are no outstanding judgments, orders, decrees, or injunctions of any Governmental Entity against the Company or any of its Subsidiaries that, insofar as can reasonably be foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (m) Contracts. (i) Schedule 2.01(m) contains a complete and correct list, as of the date hereof, of all Contracts (other than the 1998 Transaction Agreements) that are of the types listed in clauses (A) through (H) below to which the Company or any of its Subsidiaries is a party (the "Material Contracts"):

                  (A) employment, consulting, severance, and other material
            Contracts relating to or for the benefit of current, future or former employees, officers or directors (excluding sales persons) of the Company or any of its Subsidiaries requiring annual base payments going forward in excess of $250,000;

                  (B) Contracts relating to the borrowing of money or obtaining of or extension of credit (other than in the ordinary course of business), including letters of credit, guarantees and material security agreements;

                  (C) joint venture, partnership and similar Contracts
            (excluding joint purchasing arrangements with no minimum purchase requirements), involving a sharing of profits or expenses, that are material or involve any obligation on the part of the Company or any of its Subsidiaries to commit capital (excluding commitments not exceeding $100,000 in the aggregate);

                  (D) Contracts prohibiting or materially restricting the
            ability of the Company or any of its Subsidiaries to conduct its business, to engage in any business or operate in any geographical area or to compete with any Person;

                  (E) Contracts that are material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company and it Subsidiaries, taken as a whole;

                  (F) any employment agreement (and any other agreement
            involving annual payments in excess of $150,000) with change of control or "event risk" provisions relating to the Company or any of its Subsidiaries;

                  (G) any employment agreement or other agreement requiring the
            Company or any of its Subsidiaries to compensate any employee for any tax imposed as a result of any excess parachute payment under
            Section 280G of the Code; and

                  (H) contracts providing for future payments that are
            conditioned, in whole or in part, on the future performance of the Company or any of its Subsidiaries.

            (ii) All Material Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, provided that no representation is made as to the enforceability of any non-competition provision in any employment agreements. Except as set forth in Schedule 2.01(m), there does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person, other than such violations, breaches or events of default as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in
      Schedule 2.01(m), the enforceability of all Material Contracts will not be adversely affected in any manner by the execution, delivery or performance of this Agreement, and no Material Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

            (n) Taxes. (i) Except as set forth on Schedule 2.01(n), (A) all Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been filed except to the extent that a failure to file would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; (B) all such Tax Returns filed are complete and accurate in all respects, other than any incompletenesses or any inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and all Taxes shown to be due on such Tax Returns have been paid; (C) no written claim (other than a claim that has been finally settled) has been made by a taxing authority that the Company or any of its Subsidiaries is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which the Company or such Subsidiary does not file Tax Returns or pay or collect Taxes, other than any such claim that would not have a Material Adverse Effect on the Company or such Subsidiary or for which adequate reserves have been provided on the Balance

      Sheet; (D) there is no deficiency with respect to any Taxes which would, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, other than any such deficiency for which adequate reserves have been provided on the Balance Sheet; and (E) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid which, individually or in the aggregate (with respect to the Company or any of its Subsidiaries), exceed $100,000. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including interest and penalties, and additions thereto; and "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

            (ii) Except as set forth in Schedule 2.01(n), each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose, except to the extent that any failure to do so would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (iii) Except as set forth in Schedule 2.01(n) and except for the Tax Allocation Agreement, (A) neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement (other than any agreement for the acquisition of one or more of the Subsidiaries) with any Person other than the Company or any of its Subsidiaries, which might result in a Material Adverse Effect to the Company or any of its Subsidiaries which entered into such agreement or arrangement; and (B) neither the Company nor any of its Subsidiaries is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return other than any such group (1) the common parent of which is the Company or any of its Subsidiaries or (2) the common parent of which has not held any asset other than shares of one or more of the Company's Subsidiaries.

            (iv) Except as set forth in Schedule 2.01(n), (A) all taxable periods of each of the Company and its Subsidiaries ending before December 31, 1993 are closed or no longer subject to audit; (B) neither the Company nor any of its Subsidiaries is currently under any audit by any taxing authority as to which such taxing authority has asserted in writing any claim which, if adversely determined, could have a Material Adverse Effect on the Company or any of its Subsidiaries; and (C) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or any of its Subsidiaries.

            (o) Employee Benefit Plans and Related Matters; ERISA. (i) Employee Benefit Plans. Each Employee Benefit Plan that provides for equity-based compensation or that has associated costs that are expected to be material to the Company and its Subsidiaries, taken as a whole and that is expected to provide for contributions to be made by the Company or any of its Subsidiaries or their Employees after the date hereof or to permit the accrual of additional benefits by any Employee of the Company or any of its Subsidiaries after the date hereof is either listed on Schedule 2.01(o) or has been filed with the SEC as a material contract (collectively, the "Plans"). Except as set forth on Schedule 2.01(o), neither the Company nor any of its Subsidiaries has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement which would, if it existed on the date hereof, be a Plan.

            (ii) Qualification. Except to the extent that failure to meet the requirements of section 401(a) of the Code would not result in any material liability as to which adequate reserves have not been established, each Employee Benefit Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof,
      (A) has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status or (B) a timely application for such a favorable determination letter was filed and the Company has no reason to believe that such a favorable determination letter will not be granted.

            (iii) Compliance; Liability. (A) No liability has been or is reasonably expected to be incurred under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that is or would be material to the Company and its Subsidiaries, taken as a whole.

            (B) Each of the Employee Benefit Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failures so to comply that, individually and in the aggregate, could not reasonably be expected to result in a material liability or obligation on the part of the Company or any of its

      Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole. There are no pending or threatened claims by or on behalf of any of the Employee Benefit Plans, by any Employee or otherwise involving any such Employee Benefit Plan or the assets of any Employee Benefit Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company) which would reasonably be expected to result in any liability to the Company or any of its Subsidiaries.

            (C) Except to the extent that it would not give rise to a liability or obligation on the part of the Company or any of its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole, no Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by section 4980B of the Code,
      (y) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (z) accrued deferred compensation. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee by the Company or any of its Subsidiaries.

            (iv) Employees, Labor Matters, etc. Except as set forth on Schedule 2.01(o), neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of its Subsidiaries. Since April 25, 1998, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. Except as set forth on Schedule 2.01(o), there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no petition pending or threatened with respect to any employee of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failures so to comply that would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole.

            (p) Environmental Matters. Except as disclosed in the Filed Company SEC Documents or as set forth on Schedule 2.01(p) and except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below), (ii) each of the Company and its Subsidiaries has all Permits required under Environmental Laws for the operation of their respective businesses as presently conducted ("Environmental Permits"), (iii) neither the Company nor any of its Subsidiaries has received notice from any Governmental Entity asserting that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, and (iv) there are no actions, proceedings or claims pending (or, to the knowledge of the Company or any of its Subsidiaries, threatened) seeking to impose any liability on the Company or any of its Subsidiaries in respect of any Environmental Laws, Environmental Permits or Hazardous Substances.

            For purposes of this Agreement, "Environmental Law" means any federal, state, local or foreign law, statute, regulation or decree relating to (x) the protection of the environment or (y) the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case as in effect on the date hereof. "Hazardous Substance" means any waste, substance, material, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated, under any Environmental Law.

            (q) Status of Preferred Shares and 1999 Warrant Shares. The Preferred Shares being issued at the Closing have been duly authorized by all necessary corporate action on the part of the Company (except for the filing with the Secretary of State of the State of Delaware of the Certificate of Designation), and at Closing such Preferred Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such Preferred Shares will not be subject to preemptive or other subscription rights of any other stockholder of the Company. The Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the conversion in full of the Preferred Shares into shares of Common Stock, and, upon conversion of the Preferred Shares, such shares of Common Stock (the "Conversion Shares") will be validly issued and outstanding, fully paid and nonassessable. The 1999 Warrant Shares and the 1999 Special Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, and the Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the 1999 Warrants and the 1999 Special Warrants. Assuming payment therefor has been made, upon issuance and exercise of the 1999 Warrants or the 1999 Special Warrants, the 1999 Warrant Shares or the 1999 Special Warrant Shares, as the case may be, will be validly issued and outstanding, fully paid and nonassessable. Assuming that the Common Stock continues to satisfy the requirements set forth in paragraph (b) of Rule 4450 of the Nasdaq Marketplace Rules, the Conversion Shares, the 1999 Warrant Shares and the 1999 Special Warrant Shares will be eligible for listing on the Nasdaq Stock Market.

            (r) Intellectual Property. (i) The Intellectual Property that is owned by the Company and its Subsidiaries constitutes all of the Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, except for Intellectual Property subject to written or oral licenses, agreements or arrangements pursuant to which the use of Intellectual Property by the Company or any of its Subsidiaries is permitted by any Person (the "Company Intellectual Property"). The Company Intellectual Property that is owned by the Company or any of its Subsidiaries is owned free from any Liens (other than Permitted Liens). Except as set forth in Schedule 2.01(r), all material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens (other than Permitted Liens). Except as set forth in Schedule 2.01(r), immediately after the Closing, the Company and its Subsidiaries will own or have the right to use all the Company Intellectual Property, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Closing. Except as set forth in Schedule 2.01(r), the conduct of the respective businesses of the Company and its Subsidiaries does not infringe upon or conflict with the rights of any third party in respect of any Intellectual Property, except where such conduct would not materially affect the ability of the Company and its Subsidiaries to conduct their respective businesses as presently conducted. Except as set forth in Schedule 2.01(r), to the knowledge of the Company, none of the Company Intellectual Property is being infringed by any third party except where such infringement would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in Schedule 2.01(r), there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of the Company, threatened, that challenges the rights of the Company or any of its Subsidiaries in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License, except where such claim, demand or proceeding would not materially affect the ability of the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted. Except as set forth in Schedule 2.01(r), none of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other

      Governmental Entity, which order, ruling, decree, judgement or stipulation is materially adverse to the Company. Except as set forth in Schedule 2.01(r), the Intellectual Property owned by the Company or any of its Subsidiaries and material to the Company and its Subsidiaries, taken as whole has been duly registered with, filed in or issued by, as the case may be, the appropriate filing offices, domestic or foreign, to the extent necessary or desirable to ensure usual and customary protection for the Company Intellectual Property in the relevant jurisdiction under any applicable law, and the same remain in full force and effect. The Company and its Subsidiaries have taken all necessary actions to ensure usual and customary protection for the Company Intellectual Property in the relevant jurisdiction of the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law.

            (ii) The disclosure as to Year 2000 Compatibility issues in the Company's Quarterly Report on Form 10-Q for the period ended January 23, 1999, is true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

            (s) Brokers or Finders. Except as set forth on Schedule 2.01(s), no agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

            (t) Disclosure. No representation or warranty by the Company contained in this Agreement or in any certificate to be furnished by or on behalf of the Company pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading with respect to the business of the Company and its Subsidiaries or the transactions contemplated by this Agreement.

            (u) No Solicitation by Purchaser. There has been no solicitation of the acquisition of Securities from the Company (within the meaning of Section 8.10(iii) of the 1998 Investment Agreement) by Purchaser or an Affiliate thereof subsequent to June 10, 1998.

            (v) Fairness Opinion. The Board of Directors of the Company has received an oral fairness opinion from Morgan, Stanley & Co., Incorporated, which opinion shall have been confirmed in writing, customary in form and substance, within 7 days of the date hereof.

            SECTION 2.02 Representations and Warranties of Purchaser. Purchaser represents and warrants as of the date hereof and as of the Closing Date as follows:

            (a) Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

            (b) Authority. Purchaser has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All necessary action required to have been taken by or on behalf of Purchaser by applicable law, its limited liability company agreement or otherwise to authorize the approval, execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized, and no other proceedings on its part are or will be necessary to authorize this Agreement or for it to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

            (c) Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon any of the properties or assets of Purchaser pursuant to, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of Purchaser or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Purchaser is bound (assuming that the Company shall have made or obtained all consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 2.01(c)(ii)), except for filings after the Closing under Sections 13(d) and 16 of the Exchange Act.

            (d) Acquisition for Investment. Purchaser is acquiring the Preferred Shares pursuant to this Agreement, and acquired the 1998 Warrants and the 1998 Special Warrants pursuant to the 1998 Investment Agreement, for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Purchaser has no present intention or plan to effect any distribution of Preferred Shares, 1999 Warrants, 1999 Special Warrants, 1999 Warrant Shares or 1999 Special Warrant Shares; provided that the disposition of

      Purchaser's property shall at all times be and remain within its control and subject to the provisions of this Agreement and the Registration Rights Agreement as amended pursuant hereto. Purchaser has delivered to the Company a complete and correct copy of a commitment letter from the Fund for $51 million, which is subject to the consent of the Fund's limited partners to the waiver described in Section 2.02(g). The Fund constitutes a "venture capital operating company" within the meaning of
      Section 2510.3-101(d) of the regulations promulgated under ERISA and the transactions contemplated by this Agreement shall not adversely affect such status.

            (e) Brokers or Finders. Except as set forth in Schedule 2.02(e), no agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Purchaser in connection with any of the transactions contemplated by this Agreement.

            (f) Limited Partner Consent. A majority in interest of the limited partners of the Fund will be solicited to consent to a waiver of the diversification cap of the Fund in connection with the transactions contemplated hereby.


                                   ARTICLE III

                          Transfer of Preferred Shares

            SECTION 3.01 Transfer of Preferred Shares. (a) Other than as specifically approved by a majority of the Non-Investor Directors, prior to June 10, 2000, Purchaser will not, directly or indirectly, dispose of any Preferred Shares, 1999 Warrants or 1999 Special Warrants (except to any Affiliate of Purchaser).

            (b) Other than as specifically approved by a majority of the Non-Investor Directors, prior to June 10, 2003, Purchaser will not, directly or indirectly, sell, transfer or otherwise dispose of any Preferred Shares except
(i) pursuant to a registered underwritten public offering intended to achieve a broad distribution in accordance with the Registration Rights Agreement as amended pursuant hereto, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 promulgated under the Securities Act (regardless of whether such limitations are applicable), (iii) in a transaction exempt from the registration requirements of the Securities Act to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, if, prior to and after giving effect to such sale, such Person or group of Persons (A) does not or would not to Purchaser's knowledge after due inquiry, Beneficially Own (provided that for purposes of this Section 3.01(a) a Person shall be deemed to Beneficially Own all shares that such

Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) 5% or more of the then outstanding shares of Common Stock or (B) is an investment company registered under the Investment Company Act of 1940, as amended, or (iv) in connection with a Buyout Transaction. Purported transfers of Preferred Shares that are not in compliance with this Article III shall be of no force or effect.

            (c) The provisions of clauses (a) and (b) of this Article III shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the 1998 Closing Date, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and
(iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Sections 3.01(a) and (b) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach the provisions of Sections 3.01(a) and (b) hereof as a result of such reinstatement).

            (d) Prior to the seventh anniversary of the 1998 Closing Date, Purchaser will not, directly or otherwise dispose of Preferred Shares convertible into 15% or more of the Common Stock outstanding, after giving effect to such conversion, to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Preferred Shares proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on the earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (ii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 3.01(d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 3.01(d) as a result of such reinstatement).

                                   ARTICLE IV

                       Covenants and Additional Agreements

            SECTION 4.01 Covenants of the Company. During the period from the date of this Agreement and continuing until the Closing, the Company agrees as to itself and its Subsidiaries that, except as set forth in Schedule 4.01, or to the extent that Purchaser otherwise consents in writing:

            (a) Reasonable Efforts. The Company will use commercially reasonable efforts to preserve the relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries.

            (b) No Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, acquire or agree to acquire (excluding any non-binding letters of intent) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than inventory) involving aggregate consideration having a value in excess of $2.5 million in any case or $15 million in the aggregate (in either case whether payable in cash, stock or a combination thereof); provided that no such consideration shall be payable in Common Stock or stock of any Subsidiary of the Company.

            (c) No Dispositions. The Company will not, nor will it permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the Assets of the Company or any of its Subsidiaries other than at fair market value in the ordinary course of business consistent with past practice and except for other dispositions of Assets (other than inventory) with an aggregate value not in excess of $1 million in any one case or $5 million in the aggregate.

            (d) Other Transactions. The Company will not, nor will it permit any of its Subsidiaries to, do any of the following (except as otherwise expressly provided herein):

                  (i) amend its Certificate of Incorporation (except to the
            extent necessary to adopt the Certificate of Designation), By-laws or other organizational documents (except for immaterial amendments to the Certificate of Incorporation or By-laws of any of the Company's

            Subsidiaries, provided such amendments in no way adversely affect Purchaser or the rights granted to Purchaser hereunder);

                  (ii) declare or pay any non-cash dividend or make any non-cash distribution with respect to the Assets;

                  (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon exercise of options issued prior to the date hereof under a Company Stock Plan), or any option (except for options granted to employees to acquire not more than 200,000 shares of Common Stock in the aggregate), or warrant or right relating thereto;

                  (iv) incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice (except as incurred in connection with acquisitions to the extent permitted hereby) and in an aggregate amount that would not be material to the Company;

                  (v) permit, allow or suffer any material Assets of the Company or of any of its Subsidiaries to be subject to any Lien other than Permitted Liens;

                  (vi) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                  (vii) make any change in any method of accounting or
            accounting practice or policy, except (i) as may be required by GAAP, (ii) as disclosed on Schedule 2.01(h)(iv) or (iii) pursuant to the approval of all of the members of the audit committee of the Company's Board of Directors;

                  (viii) enter into, terminate, renew or modify any Contract to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound and which is material to the Company or such Subsidiary, except as explicitly contemplated hereby;

                  (ix) enter into any agreement or take any action in violation of the terms of this Agreement;

                  (x) settle any material tax audit, make or change any tax
            election or amend any Tax Returns; or

                  (xi) agree, whether in writing or otherwise, to do any of the foregoing.

            (e) Employee Benefits. Except (x) as set forth in Schedule 4.01(e) or (y) in the ordinary course of business and as consistent with past practice (which shall include normal periodic performance reviews and related benefit increases) or (z) pursuant to the existing terms of any collective bargaining agreement, the Company will not, nor will it permit any of its Subsidiaries to (i) increase in any manner the compensation of any of the officers or other employees of the Company or any of its Subsidiaries; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any such officer or employee, whether past or present;
      (iii) enter into, or negotiate, any collective bargaining agreement with respect to employees of the Company or any of its Subsidiaries except as required by law, in which case the Company or such Subsidiary shall first notify Purchaser; or (iv) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, equity purchase (or other equity based plan), stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, policy, program, understanding, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment), regardless of the applicable funding arrangements, with or for the benefit of any officer or employee of the Company or any of its Subsidiaries, or amend, renew or extend any of such plan or any of such agreements in existence on the date hereof in any manner which would, in the case of clauses (i), (ii), (iii) and (iv) above, result in liabilities that are material to the Company and its Subsidiaries, taken as a whole.

            (f) Certificate of Designation. Prior to the Closing, the Board of Directors of the Company will adopt the Certificate of Designation and will cause the same to be filed with the Secretary of State of the State of Delaware.

            SECTION 4.02 No Solicitation. From the date hereof to the Closing Date, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor, agent or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit or encourage any proposals for, or enter into or continue any discussions or negotiations, or review any proposal or offer, with respect to the acquisition by any Person (other than Purchaser and its Affiliates) of more than 5% of the capital stock of or other significant ownership interest in the Company or any significant portion of the Assets, or
(ii) furnish or cause to be furnished any non-public information concerning the Company or the assets and properties of the Company to any person (other than Purchaser and its representatives), other than in the ordinary course of business or as required by applicable law, in each case, after prior notice to and consultation with Purchaser. The Company will promptly notify Purchaser of any inquiry or proposal received by the Company or its Subsidiaries with respect to the acquisition by any other Person of any capital stock of or other significant ownership interest in the Company or any significant portion of the Assets. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to take any of the actions otherwise prohibited by this Section 4.02 would result in a breach of its fiduciary duties to stockholders under applicable law, the Company may take such otherwise prohibited actions to the extent necessary to avoid such breach.

            SECTION 4.03 Access and Information. (a) So long as this Agreement remains in effect, prior to the Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives to) give Purchaser and its representatives, full access during reasonable business hours to all of their respective properties, assets, books, contracts, commitments, reports and records relating to the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as Purchaser shall from time to time reasonably request. The Company will keep Purchaser generally informed as to the affairs of the business of the Company and its Subsidiaries.

            SECTION 4.04 Further Actions. (a) The Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for the Company to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the transactions contemplated hereby.

            (b) The Company shall (and shall cause each of its Subsidiaries to), as promptly as practicable, (i) make, or cause to be made, all filings and submissions required under any law applicable to the Company or any of its Subsidiaries, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Permits necessary to be obtained or made by the Company or any of its Subsidiaries, in each case in connection with this Agreement, the issuance to Purchaser of the Preferred Shares, the amendment of the 1998 Warrants and the 1998 Special Warrants pursuant hereto, and the consummation of the other transactions contemplated hereby.

            (c) The Company shall, and shall cause each of its Subsidiaries to, coordinate and cooperate with Purchaser in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Purchaser in connection with the filings and other actions contemplated by this Agreement.

            (d) At all times prior to the Closing Date, the Company shall promptly notify Purchaser in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article V to be satisfied, promptly upon becoming aware of the same.

            SECTION 4.05 Further Assurances. Following the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

            SECTION 4.06 Preferred Share Voting Rights. Following the Closing Date, the Company shall not take any of the actions described in Section 2(b) of the Certificate of Designation if a vote of the holders of the Common Stock is required or sought in connection therewith, unless the holders of the Preferred Shares shall have been allowed to vote on such action as a single class with the Common Stock, as described in Section 2(b) of the Certificate of Designation.

            SECTION 4.07 Schedule Delivery. With respect to (x) matters required to be disclosed pursuant to (i) the last sentence of Section 2.01(d), (ii) the last sentence of Section 2.01(h), and (iii) clause (H) of Section 2.01(m)(i), and (y) matters that have occurred since June 10, 1998 or that were not required to have been disclosed to Purchaser as of such date under the terms of the 1998 Investment Agreement, the Company shall cause each of the Schedules called for in this Agreement that have not been provided to Purchaser prior to execution of this Agreement to be delivered to Purchaser and its counsel prior to 5:00 p.m., New York time, on the date that is 14 days after the date hereof (the "Schedule Delivery Cut-off Time"), and may, prior to the Schedule Delivery Cut-off Time, with respect to the matters specified in clauses (x) and (y) of this Section 4.07, supplement Schedules that have previously been supplied. Any such Schedule so delivered or supplemented and satisfactory to Purchaser in its good-faith reasonable judgment shall be deemed to have been delivered as of the date hereof.


                                    ARTICLE V

                              Conditions Precedent

            SECTION 5.01 Conditions to Each Party's Obligations. The obligations of the Company and Purchaser to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

            (a) Approvals. All material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

            (b) No Litigation, Injunctions, or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

            (c) Credit Facility Obligations. The Company shall have concluded an amendment, satisfactory to Purchaser and the Company in the good-faith judgment of each, with the requisite lenders under the Credit Agreement.

            SECTION 5.02 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Purchaser that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate signed by an authorized officer of Purchaser to such effect.

            (b) Opinion of Company's Counsel. The Company shall have received an opinion dated as of the Closing of Wilmer, Cutler & Pickering, in form and substance reasonably acceptable to the Company, to the effect that (i) the issuance of the Preferred Shares and the amendment of the 1998 Warrants and the 1998 Special Warrants for the Cash Consideration will qualify as a "reorganization" within the meaning of section 368(a) of the Code and (ii) such transactions should not cause the Distributions (as such term is defined in the 1998 Investment Agreement) to be treated as distributions to which section 355(e) of the Code applies.

            SECTION 5.03 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Purchaser shall have received a certificate signed by the chief financial officer and the chief administrative officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by the Company under this Agreement, and Purchaser shall have received a certificate signed by the chief financial officer and the chief administrative officer of the Company to such effect.

            (c) Opinion of Purchaser's Counsel. Purchaser shall have received an opinion dated as of the Closing of Debevoise & Plimpton, in form and substance reasonably acceptable to Purchaser, to the effect that (i) the the issuance of the Preferred Shares and the amendment of the 1998 Warrants and the 1998 Special Warrants for the Cash Consideration will qualify as a "reorganization" within the meaning of section 368(a) of the Code and (ii) such transactions should not cause the Distributions (as such term is defined in the 1998 Investment Agreement) to be treated as distributions to which section 355(e) of the Code applies.

            (d) Purchaser's Expenses. Purchaser's Expenses shall have been paid to Purchaser.

            (e) Other Parties. (A) No Person or "group" (as defined in the Exchange Act) other than Purchaser shall have acquired beneficial ownership of more than 15% of the outstanding shares of Voting Securities, and (B) no Person (other than Purchaser or one or more of its Affiliates) shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination with or involving the Company.

            (f) Corporate Proceedings. All corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments, or copies thereof, certified or requested, as may be reasonably requested. The Certificate of Designation shall have been duly filed with and accepted for filing by the Secretary of State of Delaware.

            (g) Material Adverse Effect. No event, change or development shall exist or have occurred since January 23, 1999 which has had or is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, other than matters disclosed on Schedule 2.01(h)(iv).

            (h) Opinion of the Company's Counsel. Purchaser shall have received an opinion of Wilmer, Cutler & Pickering, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser.

            (i) Limited Partner Consent. A majority in interest of the limited partners of the Fund shall have consented to a waiver of the diversification cap of the Fund in connection with the transactions contemplated hereby.

            (j) Schedules. All new Schedules and all changes, supplements and additions to the Schedules made after the date hereof pursuant to Section
      4.07 shall be satisfactory to Purchaser in its good faith reasonable judgment.

            (k) Fairness Opinion. The fairness opinion of Morgan, Stanley & Co., Incorporated referred to in Section 2.01(v) shall not have been withdrawn or modified.

                                   ARTICLE VI

                                   Termination

                  SECTION 6.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)  by mutual written consent of Purchaser and the Company;

                  (b) by Purchaser or the Company:

                           (i) if the Closing shall not have occurred prior to
                  May 30, 1999, provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement results in the failure of the Closing to occur; or

                           (ii) if there shall be any statute, law, regulation
                  or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable;

                  (c)  by Purchaser:

                           (i) if the Company shall have failed to perform in
                  any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and the Company has failed to perform such obligation or cure such breach, within three days of its receipt of written notice thereof from Purchaser, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

                           (ii) if any of the conditions set forth in Section
                  5.01 or 5.03 shall become impossible to fulfill (other than as a result of any breach by Purchaser of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement;

                  (d)  by the Company:

                           (i) if Purchaser shall have failed to perform in any
                  material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and Purchaser has failed to perform such obligation or cure such breach, within 10 days of its receipt of written notice thereof from the Company, and such failure to perform shall not have been waived in accordance with the terms of this Agreement;

                           (ii) if any of the conditions set forth in Section
                  5.01 or 5.02 shall become impossible to fulfill (other than as a result of any breach by the Company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement.

                  SECTION 6.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Purchaser as provided in
Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser or the Company, other than the provisions of this Sections 6.02, 9.05, 9.09, 9.11, 9.14 and
Article VII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE VII

                                 Indemnification

                  SECTION 7.01 Indemnification of Purchaser. The Company covenants and agrees to defend, indemnify and hold harmless each of Purchaser, its Affiliates (other than the Company and its Subsidiaries), and their respective officers, directors, partners, employees, agents, advisers and representatives including, without limitation, the Fund, CD&R Investment Associates, Inc., a Delaware corporation, and CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership, and CD&R (collec-tively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, demands, liabilities, obligations, losses, costs, expenses, fines or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or based on (or allegedly resulting from or based on):

                  (i) any actions (including by any shareholders of the Company in connection with any derivative actions) resulting from or based on (or allegedly resulting from or based on) any of the transactions contemplated hereby, provided that the indemnity provided in this clause (i) shall not include (A) actions brought by any limited partner of the Fund against Purchaser or any of its Affiliates relating to the transactions contemplated by this Agreement, (B) Losses resulting from or based on the acts or omissions of a Purchaser Indemnitee following the Closing, (C) claims resulting from or based on (1) a breach by Purchaser of its obligations under this Agreement, (2) any pre-existing contract, agreement, obligation, commitment, understanding or other arrangement between the claimant and any Purchaser Indemnitee, or (3) any intentional tort by a Purchaser Indemnitee; and

                  (ii) subject to the limitations set forth in Section 7.03, any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder.

         The Losses described in clauses (i) and (ii) of this Section 7.01(a) are herein referred to as "Purchaser Indemnifiable Losses". The Company shall reimburse the Purchaser Indemnitees for any legal or other expenses incurred by such Purchaser Indemnitees in connection with investigating or defending any such Purchaser Indemnifiable Losses as such expenses are incurred.

                  SECTION 7.02 Indemnification Procedures. Promptly after receipt by a Purchaser Indemnitee of notice of the commencement of any action or the written assertion of any claim, such Purchaser Indemnitee shall, if a claim in respect thereof is to be made against the Company, as the case may be (the "Indemnifying Person"), notify the Indemnifying Person in writing of the commencement or the written assertion thereof. Failure by a Purchaser Indemnitee to so notify the Indemnifying Person shall relieve the Indemnifying Person from the obligation to indemnify such Purchaser Indemnitee only to the extent that the Indemnifying Person suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Person (i) constitute prejudice suffered by the Indemnifying Person if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Purchaser Indemnitee. In case any such action or claim shall be brought or asserted against any Purchaser Indemnitee and it shall notify the Indemnifying Person of the commencement or assertion thereof, the Indemnifying Person shall be entitled to participate therein but the defense of such action or claim shall be conducted by counsel to the Purchaser Indemnitee, provided, however, that the Indemnifying Person shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Purchaser Indemnitees, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding and provided further that a Purchaser Indemnitee shall not enter into any settlement of any such claim without the prior consent of the Company, such consent not to be unreasonably withheld or delayed.

                  SECTION 7.03 Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall expire for all purposes on the first anniversary of the Closing Date, except for the representations and warranties contained in Sections 2.01(n), 2.01(o) and 2.01(p), which shall expire for all purposes upon expiration of the applicable statute of limitations.

                  SECTION 7.04 Other Indemnities. The rights of each Purchaser Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law, including without limitation the 1998 Investment Agreement, the Registration Rights Agreement as amended pursuant hereto, the Indemnification Agreement, the Consulting Agreement, and the Loan Out Agreement, dated as of February 24, 1999, between the Company and CD&R are independent of and in addition to any rights of such Purchaser Indemnitee to be indemnified under this Agreement.


                                  ARTICLE VIII

                           Interpretation; Definitions

         SECTION 8.01 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "1998 Closing Date" is defined in the first recital to this Agreement.

         "1998 Investment Agreement" is defined in the first recital to this Agreement.

         "1998 Special Warrants" is defined in the first recital to this Agreement.

         "1998 Transaction Agreements" means (i) the 1998 Investment Agreement,
(ii) the Registration Rights Agreement, (iii) the 1998 Warrant, (iv) the 1998 Special Warrant, (v) the Tax Allocation Agreement, (vi) the Indemnification

Agreement, (vii) the Agreement and Plan of Distribution, dated as of June 9, 1998, between the Company, Workflow Management, Inc., School Specialty, Inc., Aztec Technology Partners, Inc. and Navigant International, Inc., (viii) the Amended Services Agreement, dated as of June 8, 1998, between the Company and Jonathan J. Ledecky, (ix) the Consulting Agreement, and (x) the Employee Benefits Services and Liabilities Agreement, dated as of June 9, 1998, between the Company, Workflow Management, Inc., School Specialty, Inc., Aztec Technology Partners, Inc. and Navigant International, Inc.

         "1998 Warrants" is defined in the first recital to this Agreement.

         "1999 Special Warrants" is defined in the third recital to this Agreement.

         "1999 Warrants" is defined in the third recital to this Agreement.

         "1999 Special Warrant Shares" means the shares of Common Stock issuable upon exercise of the 1999 Special Warrants.

         "1999 Warrant Shares" means the shares of Common Stock issuable upon exercise of the 1999 Warrants.

         "2001 Notes" is defined in Section 2.01(d).

         "2003 Notes" is defined in Section 2.01(d).

         "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

         "Agreement" is defined in the recitals to this agreement.

         "Assets" is defined in Section 2.01(k).

         "Balance Sheet" is defined in Section 2.01(g)(ii).

         "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         "Business Day" means any day on which banking institutions are open in the City of New York.

         "Buyout Transaction" means a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such holder for the same consideration.

         "Cash Consideration" is defined in Section 1.01.

         "CD&R" means Clayton, Dubilier & Rice, Inc., a Delaware corporation.

         "Certificate of Designation" is defined in the recitals to this Agreement.

         "Closing" is defined in Section 1.02.

         "Closing Date" is defined in Section 1.02.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" is defined in the first recital to this Agreement.

         "Company" is defined in the introductory paragraph to this Agreement.

         "Company By-laws" is defined in Section 2.01(a).

         "Company Charter" is defined in Section 2.01(a).

         "Company Financial Statements" is defined in Section 2.01(g)(i).

         "Company Intellectual Property" is defined in Section 2.01(r).

         "Company SEC Documents" is defined in Section 2.01(f).

         "Company Stock Plans" is defined in Section 2.01(d).

         "Computer System" means, with respect to any Person, any and all computer software programs, semiconductor chips, microprocessors, embedded microcontrollers and other hardware containing programming instructions of any kind, whether owned or licensed or otherwise held by such Person for use.

                  "Consulting Agreement" means the Consulting Agreement, dated as of June 10, 1998, by and between the Company and CD&R.

                  "Contract" is defined in Section 2.01(c)(i).

                  "Conversion Shares" is defined in Section 2.01(q).

                  "Credit Agreement" is defined in Section 2.01(e).

                  "Employee" means any employee or former employee of any member of the Company or any of its Subsidiaries or any beneficiary or dependent of any such employee or former employee.

                  "Employee Benefit Plans" means all defined contribution, defined benefit, welfare benefit, bonus, incentive compensation, stock option, stock purchase, stock appreciation right, stock bonus, incentive, deferred compensation, insurance, medical, dental, vision, life, death benefit, fringe benefit or other employee benefit plans, programs, policies or arrangements, including without limitation, any employment, consulting, offer, secondment, severance or other termination agreement, whether or not an employee benefit plan within the meaning of section 3(3) of ERISA, maintained by the Company or any of its Subsidiaries.

                  "Environmental Law" is defined in Section 2.01(p).

                  "Environmental Permits" is defined in Section 2.01(p).

                  "Equity Security" means (i) any Common Stock or other Voting Securities, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other Voting Securities or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other Voting Securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filed Company SEC Documents" is defined in Section 2.01(i).

                  "Final Determination" means the final resolution of liability for any Tax for any taxable period, including any related interest or penalties, by or as a result of:

(i) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions, which resolves the entire tax liability for any tax period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the applicable taxing jurisdiction; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

         "Fund" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" is defined in Section 2.01(c)(ii).

         "Hazardous Substance" is defined in Section 2.01(p).

         "Indemnification Agreement" means the Indemnification Agreement dated as of June 10, 1998 by and among the Company, Purchaser, the Fund and CD&R.

         "Indemnifying Person" is defined in Section 7.02.

         "Intellectual Property" means trademarks, trade names, trade dress, service marks, copyrights, domain names, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, ideas, inventions, improvements, practices, processes, formulas, designs, know-how, confidential business or technical information, computer software, firmware, data and documentation, licenses of or agreements relating to any of the foregoing, rights of privacy and publicity, moral rights, and any other similar intellectual property rights and tangible embodiments of any of the foregoing (in any medium including electronic media).

         "knowledge of the Company" or any like expression means to the knowledge of the persons listed on Schedule 8.02 after due inquiry.

         "Lien" is defined in Section 2.01(c)(i).

         "Losses" is defined in Section 9.01(a).

                  "Market Capitalization" means, for any entity, the market capitalization of such entity determined on the basis of the average closing price for the common stock of such entity for the five-day period ending on the tenth day after the date of the Distributions.

                  "Material Adverse Effect" on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole), or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder.

                  "Material Contracts" is defined in Section 2.01(m).

                  "Material Subsidiary" is defined in Section 2.01(a).

                  "Non-Investor Director" means any director of the Company not designated or nominated by the Purchaser.

                  "Permit" is defined in Section 2.01(c)(i).

                  "Permitted Liens" shall mean those Liens (A) securing debt that is reflected on the Balance Sheet or the notes thereto (B) referred to in Schedule 2.01(k)(ii), (C) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (D) that constitute mechanics', carriers', workmens' or like liens, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, (E) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and social security, retirement and other legislation and (F) easements, covenants, declarations, rights of way, encumbrances, or similar restrictions in connection with real property owned by the Company or its Subsidiaries that do not materially impair the use of such real property by the Company and its Subsidiaries, and in the case of Liens described in clauses (B), (C),
         (D), (E) or (F) that, individually and in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

         "Plans" is defined in Section 2.01(o)(i).

         "Preferred Shares" is defined in the third recital to this agreement.

         "Purchaser" is defined in the recitals to this Agreement.

         "Purchaser Indemnifiable Losses" is defined in Section 7.01(a).

         "Purchaser Indemnitees" is defined in Section 7.01(a).

         "Purchaser's Expenses" is defined in Section 9.09(b).

         "Registration Rights Agreement" is defined in the second recital to this Agreement.

         "Schedule Delivery Cut-off Time" is defined in Section 4.07.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security" means at any time Equity Securities and any shares of any class of capital stock of the Company.

         "Subsidiary" means, as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of June 9, 1998, among the Company, Workflow Management, Inc., School Specialty, Inc., Aztec Technology Partners, Inc. and Navigant International, Inc.

                  "Tax Returns" is defined in Section 2.01(n)(i).

                  "Taxes" is defined in Section 2.01(n)(i).

                  "Third-Party Bid" means an unsolicited bona fide tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "Third Party") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

                  "Total Voting Power" means at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

                  "Unaudited Company Financial Statements" is defined in Section 2.01(g)(ii).

                  "Voting Securities" means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                  "Year 2000 Compatible" (and variations thereof) means, with respect to any Computer System, that such Computer System (i) records, stores, processes and provides true and accurate dates and calculations for dates and spans of dates, (ii) is and will be able to operate on a basis comparable to its current operation during and after calendar year 2000 A.D., including, but not limited to, leap years, and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references (or fails to represent or reference) different centuries or more than one century.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  SECTION 9.02 Specific Enforcement. Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Certificate of Designation were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement or the Certificate of Designation and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                  SECTION 9.03 Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the 1998 Investment Agreement, the Registration Rights Agreement as amended pursuant hereto, and the Indemnification Agreement, contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                  SECTION 9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 9.05 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

                  The Company:

                           U.S. Office Products Company
                           1025 Thomas Jefferson Street, N.W.
                           Suite 600 East
                           Washington, D.C.  20007

                           Attention of:  Mark D. Director
                           Telecopy No.:  (202) 339-6727
                  with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037

                           Attention of:  George P. Stamas
                           Telecopy No.:  (202) 663-6363

                  Purchaser:

                           c/o Clayton, Dubilier & Rice Fund V
                             Limited Partnership
                           1043 Foulk Road, Suite 106
                           Wilmington, Delaware 19803

                  with a copy to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York  10152

                           Attention of:  Brian D. Finn
                           Telecopy No.:  (212) 407-5200

                  with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022

                           Attention of:  Franci J. Blassberg
                           Telecopy No.:  (212) 909-6836


or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

                  SECTION 9.06 Amendments; Waivers, etc. This Agreement may be amended as to Purchaser and their successors and assigns (determined as provided in Section 9.08), and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of Purchaser. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any knowledge of or investigation made by or on behalf of Purchaser (including but not limited to knowledge of or investigation by any of its advisors, consultants, representatives or affiliates).

                  SECTION 9.07 Cooperation. Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

                  SECTION 9.08 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign any of its rights under this Agreement without the written consent of the other party.

                  SECTION 9.09 Expenses and Remedies. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the transactions contemplated hereby and any amendments to or waivers of this Agreement, the 1998 Investment Agreement or the Registration Rights Agreement, including the reasonable out-of-pocket expenses incurred by Purchaser in connection therewith ("Purchaser's Expenses"), shall be borne by the Company.

                  SECTION 9.10 Transfer of Preferred Shares, 1999 Warrants and 1999 Special Warrants. Purchaser understands and agrees that the Preferred Shares, the Conversion Shares, the 1999 Warrants, the 1999 Warrant Shares, the 1999 Special Warrants and the 1999 Special Warrant Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Purchaser acknowledges that except as provided in the Registration Rights Agreement, Purchaser has no right to require the Company to register Preferred Shares, the 1999 Warrants, the 1999 Warrant Shares, the 1999 Special Warrants or the 1999 Special Warrant Shares. Purchaser understands and agrees that each certificate representing Preferred Shares, 1999 Warrants, 1999 Warrant Shares, 1999 Special Warrants or 1999 Special Warrant Shares (other than, with respect to the first legend, Preferred Shares, 1999 Warrants, 1999 Warrant Shares, 1999 Special Warrants or 1999 Special Warrant Shares that are no longer subject to the provisions of Article III and other than, with respect to the second legend, Preferred Shares, 1999 Warrants, 1999 Warrant Shares, 1999 Special Warrants or 1999 Special Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legends:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE
         OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and Purchaser agrees to transfer Preferred Shares, 1999 Warrants, 1999 Warrant Shares, 1999 Special Warrants and 1999 Special Warrant Shares only in accordance with the provisions of such legends.

                  SECTION 9.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, except to the extent that Delaware law mandatorily governs.

                  SECTION 9.12 Publicity. The Company and Purchaser will consult and cooperate with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement.

                  SECTION 9.13 No Third Party Beneficiaries. (a) Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge and agree that the Purchaser Indemnitees (other than Purchaser) are third party beneficiaries of
Article VII of this Agreement.

                  SECTION 9.14 Consent to Jurisdiction. Each of the Company and Purchaser irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the Company and Purchaser further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 9.05 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Company and Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

                  SECTION 9.15 Replacement of Share Certificates. Upon receipt of an affidavit of loss with respect to any certificate representing Shares or Preferred Shares or, in the case of any mutilation of such certificate, upon surrender of such certificate, the

Company at its expense shall execute and deliver, in lieu thereof, a new certificate representing such Shares or Preferred Shares.

                  IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be duly executed as of the day and year first above written.


                                        U.S. OFFICE PRODUCTS COMPANY



                                        By: /s/ Mark D. Director
                                           -------------------------------
                                           Name: Mark S. Director
                                           Title: Secretary


                                        CDR-PC ACQUISITION, L.L.C.



                                        By: /s/ Brian D. Finn
                                           -------------------------------
                                           Name: Brian D. Finn
                                           Title: Executive Vice President

                                  Exhibit I - Form of Certificate of Designation






                           CERTIFICATE OF DESIGNATION

                                       of

          Series A Non-Voting Participating Convertible Preferred Stock

                                       of

                          U.S. Office Products Company

                           ---------------------------


           U.S. Office Products Company, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolution:

           WHEREAS, Article Four of the Certificate of Incorporation provides that the Corporation may issue Preferred Stock, par value $.001 per share ("Preferred Stock") from time to time in one or more series or classes, having such voting powers and such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions, as the Board of Directors determines;

           WHEREAS, pursuant to Article Four of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors has adopted the following resolution creating a series of its Preferred Stock, designated as Series A Non-Voting Participating Convertible Preferred Stock;

           RESOLVED, that a series of the class of authorized Preferred Stock, par value $.001 per share, of the Corporation be hereby created, and that the voting powers and designation, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

           Series A Non-Voting Convertible Preferred Stock

           Section 1. Designation and Amount. The shares of such series shall be designated as the Series A Non-Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 73,350, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares of Series A Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants for, or upon the conversion of any outstanding securities issued by the Corporation convertible into, Series A Preferred Stock.

         Section 2. Voting Rights. Series A Preferred Stock. (a) Except as expressly set forth herein or as otherwise required by law, the Series A Preferred Stock shall be non- voting, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporation action.

                (b) To the extent that the Series A Preferred Stock is entitled to vote or required to consent as provided by law or as set forth herein, the Series A Preferred Stock shall have one hundred votes per share. The Series A Preferred Stock shall vote with the Common Stock (as hereinafter defined), as a single class, on the following matters:

                  i. mergers or consolidations with, or agreements to merge or consolidate with, any business, business organization or division thereof, or any other Person; or

                  ii. sales, leases or conveyances of all or substantially all of the Corporation's assets.

                (c) The Corporation shall not, without having obtained the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Certificate of Incorporation, the By-Laws of the Corporation or this Certificate of Designation, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, or (ii) undertake or agree to undertake any reorganization, compromise or arrangement, dissolution, winding-up, liquidation or similar transaction involving the Corporation, or the initiation of any proceeding therefor.

           Section 3. Dividends. In the event the Board of Directors of the Corporation shall declare a dividend or a distribution (whether of evidences of indebtedness of the Corporation, cash, assets or securities) payable upon the then outstanding shares of common stock of the Corporation, par value $.001 per share (the "Common Stock"), the Board of Directors shall declare at the same time a dividend or distribution, as the case may be, upon the then outstanding shares of Series A Preferred Stock, payable at the same time and in like kind as the dividend or distribution paid on the Common Stock, in an amount per share of Series A Preferred Stock equal to the amount that would have been payable on the number of shares of Common Stock into which each share of Series A Preferred Stock would have been converted if the Series A Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; provided, that (i) in the case of dividends or distributions payable in shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock, holders of Series A Preferred Stock may elect to receive all or a portion of the securities so payable in shares of, or options, warrants or other rights to acquire, Common Stock or Series A Preferred Stock or a combination thereof and (ii) if the dividends or distributions consist of other voting securities, the Corporation shall make available to each holder of Series A Preferred Stock, at such holder's request, dividends or distributions, as the case may be, consisting of non-voting securities which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Series A Preferred Stock is convertible into Common Stock and holders of Series A Preferred Stock may elect to receive all or a portion of the dividend or distribution in the form of such non-voting securities, voting securities or a combination thereof.

           Section 4. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any share of any other class of stock of the Corporation, to be paid an amount equal to one dollar per share of Series A Preferred Stock. If the assets of the Corporation available for distribution to stockholders exceed such amounts, the holders of the Series A Preferred Stock shall share pari passu (on an as converted basis) with the holders of the Common Stock in the remaining assets of the Corporation. For the purposes of this
Section 4, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Corporation's property or assets to, or a consolidation or merger of the Corporation with, any other Person shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

         Section 5. Conversion. (a) Conversion of Series A Non-Voting Common Stock. After the initial issuance thereof, each share of Series A Preferred Stock shall automatically convert without further action on the part of the holder thereof (an "Automatic Conversion") into one hundred shares of Common Stock upon any sale or transfer of such share of Series A Preferred Stock by the holder thereof to any Person who is not an Affiliate of such holder.

                (b) Conversion Procedures. From and after an Automatic Conversion, (A) each certificate formerly representing shares of Series A Preferred Stock which were converted pursuant to such Automatic Conversion shall thereafter be deemed to represent the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted pursuant to such Automatic Conversion (and no holder shall thereafter have any rights in respect of such shares of Series A Preferred Stock) and (B) upon any surrender for transfer of any such certificate accompanied by a written notice certifying that an Automatic Conversion has occurred and specifying the number of shares so converted, the Corporation will issue and deliver a certificate or certificates representing the shares of Common Stock into which such shares of Series A Preferred Stock have been converted pursuant to such Automatic Conversion.

                (c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding shares of Series A Preferred Stock not previously converted.

                (d) Cancellation of Shares. All shares of Series A Preferred Stock which shall have been converted pursuant to this Section 5 shall be canceled and shall not be reissued as shares of Series A Preferred Stock.

           Section 6. Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by reclassification, stock split, stock dividend or otherwise) or combine (by reclassification, reverse stock split or otherwise) the outstanding shares of Common Stock, then the outstanding shares of Series A Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

           If the Corporation shall be a party to any reorganization, reclassification or change of the Common Stock (including without limitation a merger, consolidation, statutory share exchange, or recapitalization of the Common Stock), in each case as a result of which all or substantially all of the Common Stock is converted into the right to receive different securities or other property (including cash), each share of Series A

Preferred Stock which is not converted into the right to receive different securities or other property prior to such transaction shall thereafter be convertible into, in lieu of Common Stock, the kind and amount of different securities and other property (including cash) receivable upon the consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such transaction. The Corporation shall not be a party to any such transaction unless the terms of such transaction are consistent with the provisions of this
Section 6, and the Corporation shall not consent or agree to the occurrence of any such transaction until it has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock, that will contain provisions enabling the holders of the shares of Series A Preferred Stock that remain outstanding after such transaction to convert each such share into the consideration received by that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such transaction. The provisions of this Section 6 shall similarly apply to successive such transactions.

         Section 7. Redemption. In no event and under no circumstances shall the Series A Preferred Stock be redeemed or redeemable.

         Section 8. No Charge. The issuance of certificates for shares of Common Stock upon conversion of shares of the Series A Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock converted.

         Section 9. Definitions. As used herein, the following terms shall have the meanings shown below:

                      (a) "Affiliate" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                      (b) "Person" or "person" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or other entity or a government or any department or agency thereof.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Non-Voting Participating Convertible Preferred Stock to be duly executed by its Secretary this 30th day of March, 1999.

                                   U.S. OFFICE PRODUCTS COMPANY


                                   By
                                          --------------------
                                         Name:     Mark D. Director
                                         Title:    Secretary

                                                Exhibit II- Form of 1999 Warrant








THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE
CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                          U.S. Office Products Company

                          Common Stock Purchase Warrant
                             Expiring June 10, 2010

                                                   New York, N.Y.
                                                   _____ __, 1999

No. W-002

                  U.S. Office Products Company, a Delaware corporation (the "Company"), for value received, hereby certifies that CDR-PC Acquisition, L.L.C., a Delaware limited liability company (the "Purchaser"), or its permitted assigns, is entitled to purchase from the Company 9,202,920 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at the purchase price per share determined pursuant to Sections 1.1 and 2 hereof, at any time or from time to time after June 10, 2000, but prior to 5:00 P.M., New York City time, on June 10, 2010 (or such later date as may be determined pursuant to Section 18), all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  This Warrant is the amended and restated Common Stock Purchase Warrant (the "Warrant," such term to include all Warrants issued in substitution therefor), originally issued on June 10, 1998 (the "Closing Date") in connection with the issue and sale by the Company of 9,092,106 shares of its Common Stock pursuant to an Investment Agreement, dated as of January 12, 1998, between the Company and the Purchaser (as amended, the "1998 Investment Agreement"), as amended and restated pursuant to the terms of an Investment Agreement, dated as of March 30, 1999 between the Company and the Purchaser (the "1999 Investment Agreement"). This Warrant as amended and restated evidences rights to purchase 9,202,920 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share (such number of shares of Common Stock referred to herein as the "Initial Exercise Shares"), subject to adjustment as provided herein. Certain capitalized terms used in the Warrant are defined in Section 13.

                  1. Exercise of Warrant. 1.1. Manner of Exercise. (a) The Warrant may be exercised by the holder of the Warrant or any portion hereof (the "Holder"), in whole or in part, during normal business hours on any Business Day following the second anniversary of the Closing Date by surrender of the Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount (such amount referred to herein as the "Exercise Price") obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $5.625, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

                  (b) In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a "Cashless Exercise" of the Warrant, in whole or in part, by surrendering the Warrant to the Company, with a duly executed Subscription Notice marked "Cashless Exercise" and designating the number of shares of Common Stock desired by the Holder out of the total for which the Warrant is exercisable (without giving effect to any adjustments provided for in Section 2). The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.1(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.1(a) in respect of such an exercise.

                  1.2. When Exercise Deemed Effected. Each exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 1.2 shall be deemed to have become the holder or holders of record thereof.

                  1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of the Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, in which event, concurrently with such exercise), the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

                  1.4. Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any right of registration of the Warrant and of any shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

         2. Adjustment of Common Stock Issuable upon Exercise. 2.1. Number of Shares; Warrant Price. The number of shares of Common Stock which the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for any application of the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction of which (i) the numerator is $5.625 and (ii) the denominator is the Warrant Price (as defined below) in effect on the date of such exercise. The "Warrant Price," which shall initially be $5.625 shall be adjusted and readjusted from time to time as provided in Section 2 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2.

         2.2. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (i) issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which the Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

                  2.3. Extraordinary Dividends and Distributions. If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of declaration of such dividend) or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the "Assets"), then, in each case, the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

                  (i) the numerator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be such Market Price.

                  Any adjustment required by this Section 2.3 shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  2.4.  Issuance of Additional Shares of Common Stock.

                  (a) If at any time after the date hereof the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price at the time the Additional Shares of Common Stock are issued, then the Warrant Price then in effect shall be reduced to a price deter mined by multiplying such Warrant Price by a fraction,

                  (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

                  (b) The provisions of paragraph (a) of this Section 2.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.2.

                  2.5. Issuance of Contingent Stock. If at any time after the date hereof the Company shall increase the number of Shares issuable upon the exercise of the Special Warrants as a result of the issuance of any Contingent Stock, then the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

                  (a) the numerator of which shall be the number of shares of Common Stock for which the Warrant was exercisable immediately prior to the adjustment; and

                  (b) the denominator of which shall be (i) the number of shares of Common Stock for which the Warrant was exercisable immediately prior to the adjustment plus (ii) the increase in the number of Shares issuable upon the exercise of the Special Warrant as a result of the issuance of such Contingent Stock.

If Holder is entitled to an adjustment to the Warrant Price pursuant to this
Section 2.5 as a result of the issuance of Contingent Stock, no other adjustment shall be made with respect to such issuance under Section 2.6 or 2.7.

                  2.6. Issuance of Warrants or Other Rights. If at any time after the date hereof the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

                  2.7. Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Warrant Price shall be made under this Section 2.7 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.6. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

                  2.8. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.6 or 2.7 as the result of any issuance of warrants, rights or Convertible Securities,

                  (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

                  (A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock for which the Warrant is exercisable as a result of this Section 2.8 shall be applied in its entirety to the number of shares of Common Stock for which the Warrant is exercisable as of the date such new adjustment is made.

                  2.9. Consolidation, Merger, Sale of Assets, Reorganization, etc. (a) In case at any time (and whether or not the Warrant is then exercisable) the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.9, the Holder, upon the exercise of the Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

                  (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, which counsel shall be satisfactory to the Holder, stating that the Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Warrants or the exercise of any rights pursuant hereto.

                  (c) Upon any liquidation, dissolution or winding up of the Company (and whether or not the Warrant is then exercisable), the Holder shall receive such cash or property (less the Warrant Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrant been exercised in full and the shares of Common Stock in respect of such exercise issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

                  2.10. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Warrant and shall make the adjustments, if any, described therein.

                  2.11. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution in respect of which the Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company

                  (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of the Warrant to exceed the amount payable therefor upon such exercise,

                  (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrant from time to time outstanding,

                  (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and

                  (d) will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights ("Other Dilutive Securities"), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

                  2.12. Other Provisions Applicable to Adjustments under this
Section 2. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Warrant is exercisable provided for in this Section 2:

                  (i) Computation of Consideration. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of

         Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting (A) any amounts paid or receivable for accrued interest or accrued dividends and without taking into account (B) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (ii) Computation of Asset Value. To the extent that any Assets shall be distributed to all holders of the Company's outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith). To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be fair value of such Assets at the time of such distribution as determined in good faith by the Board of Directors of the Company.

                  (iii) When Adjustment to Be Made. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iv) Fractional Interest; Rounding. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Warrant Price shall be made to the nearest $.01.

                  (v) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock or Preferred Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (vi) Escrow of Warrant Stock. If the Holder exercises the Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occur-
rence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

                  (vii) Shareholder Rights Plans. Rights or warrants distributed by the Company to all holders of Common Stock and Preferred Stock pursuant to a shareholder rights plan (or "poison pill") entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock, which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"), (x) are deemed to be transferred with the Common Stock in respect of which they are issued,
         (y) are not exercisable, and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.6 and 2.7 (and no adjustment to the Warrant Price under those Sections shall be required) until the occurrence of the earliest Trigger Event. If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an "Other Trigger Event"), then the occurrence of each such Other Trigger Event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the Warrant Price under Section 2.6 or 2.7, (1) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the Warrant Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Warrant Price shall be readjusted as if such rights or warrants had never been issued.

                  3. Notice of Adjustment. Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Warrant Price shall be adjusted pursuant to Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Warrant is exercisable and the Warrant Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

                  4. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by the Holder.

                  5.  Notices of Corporate Action.  In the event of

                  (a) any taking by the Company of a record of the holders of its Common Stock or Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of the declaration of such dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, or to receive any other right,

                  (b) any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into smaller number of shares of Common Stock,

                  (c) any issuance of Contingent Stock, any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock or Contingent Stock that shall be the subject of such subdivision, combination or issuance and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 Business Days prior to the date specified in subdivisions
(i), (ii) and (iii) above.

                  6. Restrictions on Transfer. (a) Other than as specifically approved by a majority of the Non-Investor Directors, prior to the second anniversary of the Closing Date, the Purchaser shall not, directly or indirectly, sell, transfer or otherwise dispose of any Warrants (except to any Affiliate of the Purchaser).

                  (b) Other than as specifically approved by a majority of the Non- Investor Directors, prior to the fifth anniversary of the Closing Date, Purchaser will not, directly or indirectly, sell, transfer or otherwise dispose of the Warrant, in whole or in part, except (i) pursuant to a registered underwritten public offering effected under the Registration Rights Agreement with the intent to achieve a broad distribution, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act") (regardless of whether such limitations are applicable), (iii) in a transaction exempt from the registration requirements of the Securities Act with any Person or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of Persons, if, prior to and after giving effect to such sale, such Person or group of Persons (x) does not or would not, to Purchaser's knowledge after due inquiry, Beneficially Own (provided that for purposes of this Section 6(b) a Person shall be deemed to Beneficially Own all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) 5% or more of the then outstanding shares of Common Stock or (y) is an investment company registered under the Investment Company Act of 1940, as amended, or (iv) in connection with a Buyout Transaction. Purported transfers of the Warrant that are not in compliance with this Section 6(b) shall be of no force or effect.

                  (c) The provisions of Sections 6(a) and 6(b) shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Sections 6(a) and 6(b) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach Sections 6(a) and 6(b) hereof as a result of such reinstatement).

                  (d) Prior to the seventh anniversary of the Closing Date, Purchaser will not, directly or otherwise, dispose of the Warrant, or any portion thereof, representing the right to acquire 15% or more of the then outstanding Common Stock to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Warrant proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on the earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (ii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 6(d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 6(d) as a result of such reinstatement).

                  (e) Any shares issued upon the exercise of the Warrant shall be considered "Shares" for purposes of the 1998 Investment Agreement and shall be subject to the transfer restrictions stated in Article VII thereof.

                  (f) Except as otherwise permitted by this Section 6, the Warrant originally issued pursuant to the 1999 Investment Agreement, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 12 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than, with respect to the first legend, shares of Common Stock (or Other Securities), Warrants or Warrant Shares that are no longer subject to the provisions of Section 6(a) and other than, with respect to the second legend, shares of Common Stock (or Other Securities), Warrants or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY
         THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON
         FILE AT THE OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION RE QUIREMENTS OF SUCH ACT OR SUCH LAWS."

                  (g) The restrictions imposed by Section 6(f) hereof upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an affiliate of the Company for at least three months, for a period of at least one year (or such shorter period as may be applicable under Rule 144 under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 6(f) hereof.

                  7. Registration Rights. The Warrant and all shares of Common Stock (and Other Securities) issued upon the exercise of the Warrant are subject to and entitled to the benefits of the registration rights provisions set forth in the Registration Rights Agreement, dated as of June 10, 1998, between the Company and the Purchaser, as amended from time to time (the "Registration Rights Agreement").

                  8. Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to the Holder, or to any Holder of a portion of the Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

                  9. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  10. Repurchases of Stock. The Company shall not repurchase any shares of Common Stock (or Other Securities) if as a result thereof the exercisability of the Warrant may be impaired, restricted or otherwise limited.

                  11. Listing on Securities Exchanges. The Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrant, subject to official notice of issuance upon the exercise of the Warrant. The Company shall also so list on each national securities exchange, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange by the Company. In addition, at the request of the Purchaser, the Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, the Warrant.

                  12. Ownership, Transfer and Substitution of the Warrant. 12.1. Ownership of Warrant. The Company may treat the Person in whose name the Warrant, or any Warrant or Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 6, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

                  12.2. Transfer and Exchange of the Warrant. Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  12.3. Replacement of the Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  1998 Investment Agreement: the meaning specified in the second paragraph of the Warrant.

                  1999 Investment Agreement: the meaning specified in the second paragraph of the Warrant.

                  Additional Shares of Common Stock: all shares (including treasury shares but excluding Contingent Stock) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the exercise of the Warrant and the Special Warrant; (ii) shares issued or sold pursuant to the exercise or conversion of options, warrants, convertible securities, or other rights that were disclosed on the Revised Option Schedule;
(iii) shares issued or sold to the Company's Employee Stock Purchase Plan, or any successor plan thereto, to the extent such shares are issued or sold at a purchase price not less than 85% of the Market Price; (iv) shares issued or sold to Purchaser or its Affiliates; or (v) shares issued upon the conversion of, or for the purchase of, any 2001 Notes or the 2003 Notes outstanding immediately following the Distributions; or (vi) shares issued upon the conversion of the Preferred Shares.

                  Affiliate: with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  Assets:  the meaning specified in Section 2.3.

                  Beneficially Own: with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to "days" (unless Business Days are specified) shall mean calendar days.

            Buyout Transaction: a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such holder for the same consideration.

            Closing Date: the meaning specified in the second paragraph of the Warrant.

            Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

            Common Stock: the Company's Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

            Company: the meaning specified in the opening paragraphs of the Warrant.

            Contingent Stock: shares of Common Stock issued after the Closing Date pursuant to (i) the Amendment to Stock Purchase Agreement, dated as of June 20, 1996, by and between the Company and Eric Watson, as the same may be amended from time to time, or (ii) any security, option, warrant, call, subscription, right, contract, commitment, arrangement or understanding in existence on January 12, 1998 or June 10, 1998 but not disclosed on the Revised Option Schedule.

            Convertible Securities: any evidences of indebtedness (other than 2001 Notes and 2003 Notes), shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

            Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

            Exercise Price: the meaning specified in Section 1.1.

            Holder: the meaning specified in Section 1.1.

            Initial Exercise Shares: the meaning specified in the opening paragraphs of the Warrant.

            Investment Agreement: the meaning specified in the second paragraph of the Warrant.

            Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holder or the Company, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the Company and by the Holder shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or the Holder.

            NASD: the National Association of Securities Dealers, Inc.

            Non-Investor Director: any member of the Board of Directors not nominated by the Purchaser pursuant to Article IV of the Investment Agreement.

            Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.9 or otherwise.

            Person: an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

            Preferred Shares: the shares of Series A Non-Voting Participating Convertible Preferred Stock purchased by Purchaser pursuant to the 1999 Investment Agreement.

            Preferred Stock: the shares of preferred stock of the Company, par value $.001 per share.

            Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

            Purchaser: the meaning specified in the first paragraph of the Warrant.

            Registration Rights Agreement: the meaning specified in Section 7 of the Warrant.

            Restricted Securities: (a) any Warrants bearing the applicable legend set forth in Section 6(f), (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

            Revised Option Schedule: the schedule, dated June 10, 1998 and delivered to the Purchaser on such date, listing options, warrants, convertible securities and other rights relating to capital stock of the Company.

            Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

            Special Warrant: the Common Stock Purchase Special Warrant issued pursuant to the 1999 Investment Agreement.

            Subsidiary: as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

            "Third-Party Bid" means an unsolicited bona fide tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "Third Party") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

            Total Voting Power: at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

            Transaction: the meaning specified in Section 2.9.

            Transfer: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

            2001 Notes: 5 1/2% convertible subordinated notes due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company.

            2003 Notes: 5 1/2% convertible subordinated notes due 2003 issued pursuant to an Indenture, dated as of May 22, 1996, between the Company and Chase Manhattan Bank, N.A.

            Voting Securities: at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

            Warrant: the meaning specified in the second paragraph of the Warrant.

            Warrant Price: the meaning specified in Section 2.1.

            Warrant Shares: the shares of Common Stock (and Other Securities) issuable upon exercise of the Warrant.

            14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            15. No Rights or Liabilities as Stockholder. Nothing contained in the Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

            16. Notices. All notices and other communications under the Warrant, except notices of the exercise of any Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

            (a) if to the Purchaser, to it at:

                  CDR-PC Acquisition, L.L.C.
                  c/o Clayton, Dubilier & Rice Fund V
                        Limited Partnership
                  1043 Foulk Road, Suite 106
                  Wilmington, Delaware 19803

            with a copy to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152

                  Attention:  Brian D. Finn
                  Telecopy No.:  (212) 893-7061

            with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

                  Attention:  Franci J. Blassberg
                  Telecopy No.:  (212) 909-6836

            (b) if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

                  or

            (c) if to the Company, to it at:

                  U.S. Office Products Company
                  1025 Thomas Jefferson Street, N.W.
                  Suite 600 East
                  Washington, D.C. 20007

                  Attention:  Mark D. Director
                  Telecopy No.:  (202) 339-6727

            with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037

                  Attention: George P. Stamas
                  Telecopy No.:  (202) 663-6363

            17. Miscellaneous. The Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Warrant other than those applicable solely to the Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Warrant, whether so expressed or not. THE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). The section headings in the Warrant are for purposes of convenience only and shall not constitute a part hereof.

            18. Expiration; Notice. The Company shall give the Holder no less than 45 days' nor more than 90 days' notice of the expiration of the right to exercise the Warrant. The right to exercise the Warrant shall expire at 5:00 P.M., New York City time, on June 10, 2010, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise the Warrant shall not expire until 5:00 P.M., New York

City time, on a date 45 days after the date on which the Company shall give the Holder hereof notice of the expiration of the right to exercise the Warrant.

                                    U.S. OFFICE PRODUCTS COMPANY



                                    By: ______________________________________
                                        Name:
                                        Title:

                              FORM OF SUBSCRIPTION

                 (To be executed only upon exercise of Warrant)

To: U.S. Office Products Company

            The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ________* shares of Common Stock of U.S. Office Products Company, and herewith makes payment [of $ ]** [by application, pursuant to Section 1.1(b) of such Warrant, of [a portion of] the Warrant representing a right to purchase ________* shares of Common Stock],*** and requests that the certificates for such shares be issued in the name of, and delivered to ______________ whose address is
__________.


Dated: ______________


                                    [HOLDER]****
                                    [Address]


                                    By __________________________
                                       Name:
                                       Title:


----------

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants shall be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the same.

**    Delete inapplicable language in brackets.

***   Delete inapplicable language in brackets.

**** Signature must conform in all respects to name of holder as specified on the face of the Warrant.

                               FORM OF ASSIGNMENT


                 (To be executed only upon transfer of Warrant)

            For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Warrant to purchase ______ shares of Common Stock of U.S. Office Products Company to which such Warrant relates, and appoints ___________ Attorney to make such transfer on the books of U.S. Office Products Company maintained for such purpose, with full power of substitution in the premises.


Dated: ______________


                                    [HOLDER]*****
                                    [Address]


                                    By __________________________
                                       Name:
                                       Title:


Signed in the presence of:

__________________________


----------

***** Signature must conform in all respects to name of holder as specified on the face of the Warrant.

                                      Exhibit III - Form of 1999 Special Warrant




THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                          U.S. Office Products Company

                      Common Stock Purchase Special Warrant
                             Expiring June 10, 2010

                                                                  New York, N.Y.
                                                                  _____ __, 1999

No. SW-002

            U.S. Office Products Company, a Delaware corporation (the "Company"), for value received, hereby certifies that CDR-PC Acquisition, L.L.C., a Delaware limited liability company (the "Purchaser"), or its permitted assigns, is entitled to purchase from the Company 109,328 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at the purchase price of $.01 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on June 10, 2010 (or such later date as may be determined pursuant to Section 18) (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

            This Warrant is the amended and restated Common Stock Purchase Special Warrant (the "Special Warrant", such term to include all Warrants issued in substitution therefor), originally issued on June 10, 1998 (the "Closing Date") in connection with the issue and sale by the Company of 9,092,106 shares of its Common Stock pursuant to an Investment Agreement, dated as of January 12, 1998, between the Company and the Purchaser (as amended, the "1998 Investment Agreement"), as amended and restated pursuant to the terms of an Investment Agreement, dated as of March 30, 1999, between the Company and the Purchaser (the "1999 Investment Agreement"). This Special Warrant as amended and restated evidences rights to purchase 109,328 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, subject to adjustment as provided herein. The number of shares of Common Stock that the Special Warrant represents the right to purchase is the sum of the Part A Number and the Part B Number. Upon issuance of the Special Warrant, the Part A Number is 109,328 and the Part B Number is zero. Certain capitalized terms used in the Special Warrant are defined in Section 13.

            1. Exercise of Warrant. 1.1. Vesting. Upon issuance, the Special Warrant shall be fully vested except that the holder of the Special Warrant or any portion of hereof (the "Holder") shall not exercise more than the portion of the Special Warrant representing a right to obtain a number of shares of Common Stock equal to the Part B Number. If, at any time after the date hereof and before the day immediately following the second anniversary of the Closing Date, any of the 2001 Notes shall be converted into Common Stock, then immediately following such conversion the Part A Number shall be decreased by 33.16% of the number of shares of Common Stock issued upon such conversion and the Part B Number shall be increased by a like amount. As of the day immediately following the second anniversary of the Closing Date, the Part B Number shall be the sum of the Part A Number and the Part B Number existing immediately prior to such time, and the Part A Number shall thereafter be zero.

            1.2. Manner of Exercise. (a) Subject to the rights and restrictions set forth above in Section 1.1, the Special Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by surrender of the Special Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Special Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount (such amount referred to herein as the "Exercise Price") obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $0.01, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

            (b) In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a "Cashless Exercise" of the Special Warrant, in whole or in part, by surrendering the Special Warrant to the Company, with a duly executed Subscription Notice marked "Cashless Exercise" and designating the number of shares of Common Stock desired by the Holder out of the total for which the Special Warrant is exercisable (without giving effect to any adjustments provided for in Section 2). The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Special Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.2(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.2(a) in respect of such an exercise.

            1.3. When Exercise Deemed Effected. Each exercise of the Special Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Special Warrant shall have been surrendered to the Company as provided in Section 1.2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.2 shall be deemed to have become the holder or holders of record thereof.

            1.4. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of the Special Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Special Warrant, in which event, concurrently with such exercise), the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

            (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securi-

      ties) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

            (b) in case such exercise is in part only, a new Special Warrant or Special Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Special Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

            1.5. Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Special Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration of the Special Warrant and of any shares of Common Stock (or Other Securities) issuable upon exercise of the Special Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Special Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

            2. Adjustments. 2.1. General. The Part A Number and the Part B Number, comprising the number of shares of Common Stock for which the Special Warrant is exercisable, shall be subject to adjustment from time to time as set forth in this Section 2.

            2.2. Adjustment to Part A Number. (a) If at any time prior to the day immediately following the second anniversary of the Closing Date any event causes the number of shares of Common Stock issuable upon conversion of the then outstanding 2001 Notes to be increased, then the Part A Number immediately after such increase shall be increased by the amount equal to 33.16% of the difference between (i) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately prior to such event and (ii) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately after such event.

            (b) If at any time prior to the day immediately following the second anniversary of the Closing Date any combination of the outstanding shares of Common

Stock into a smaller number of shares of Common Stock causes the number of shares of Common Stock issuable upon conversion of the then outstanding 2001 Notes to be decreased, then the Part A Number immediately after such decrease shall be decreased by the amount equal to 33.16% of the difference between (i) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately after such combination and (ii) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately prior to such combination.

            (c) No adjustment to the Part A Number shall be made pursuant to
Section 2.2 after the second anniversary of the Closing Date.

            2.3. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

            (i) issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to the holders of Common Stock of, shares of Common Stock,

            (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Part B Number shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Special Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

            2.4. Extraordinary Dividends and Distributions. If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of declaration of such dividend) or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the "Assets"), then, in each case, the Part B Number then in effect shall be increased to the number determined by multiplying such Part B Number by a fraction,

            (a) the numerator of which shall be the Market Price then in effect, and

            (b) the denominator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock.

            Any adjustment required by this Section 2.4 shall be made whenever such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

            2.5. Issuance of Additional Shares of Common Stock.

            (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price at the time the Additional Shares of Common Stock are issued, then the Part B Number immediately after such issuance shall be equal to the Part B Number immediately prior to such issuance multiplied by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and

            (ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price.

            (b) The provisions of paragraph (a) of this Section 2.5 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.3.

            2.6. Issuance of Contingent Stock. If at any time after the date hereof the Company shall issue any Contingent Stock, then the Part B Number immediately after such issuance shall be increased by the amount equal to 33.16% of the number of the shares of Contingent Stock so issued.

            2.7. Issuance of Warrants or Other Rights. If at any time the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Part B Number shall be adjusted as provided in Section 2.5 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Part B Number shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

            2.8. Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Part B Number shall be adjusted as provided in Section
2.5 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Part B Number shall be made under this Section 2.8 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.7. No further adjustments of the Part B Number shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the Part B Number have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Part B Number shall be made by reason of such issuance or sale.

            2.9. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.7 or 2.8 as the result of any issuance of warrants, rights or Convertible Securities,

            (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

            (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

            (A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

            (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Special Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock for which the

Special Warrant is exercisable as a result of this Section 2.9 shall be applied in its entirety to the number of shares of Common Stock for which the Special Warrant is exercisable as of the date such new adjustment is made.

            2.10. Consolidation, Merger, Sale of Assets, Reorganization, etc.
(a) In case at any time (and whether or not the Special Warrant is then exercisable) the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.10, the Holder, upon the exercise of the Special Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Special Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

            (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Special Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, which counsel shall be satisfactory to the Holder, stating that the Special Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Special Warrants or the exercise of any rights pursuant hereto.

            (c) Upon any liquidation, dissolution or winding up of the Company (whether or not the Special Warrant is then exercisable), the Holder shall receive such cash or property which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up (i) had the Special Warrant been exercisable to obtain a number of shares equal to the sum of (A) the sum of the Part A Number and the Part B Number and (B) 33.16% of the number of shares of Contingent Stock that the Company then has a fixed obligation to issue (to the extent the Persons entitled to receive such Contingent Stock will participate in such liquidation, dissolution or winding up as a result of such obligation), to the extent not already included in clause
(A), (ii) had the Special Warrant been exercised in full in respect of such shares, and (iii) had the shares of Common Stock in respect of such exercise been issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

            2.11. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights with respect to the Special Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Special Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Special Warrant and shall make the adjustments, if any, described therein.

            2.12. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of the Special Warrant against dilution in respect of which the Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company

            (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of the Special Warrant to exceed the amount payable therefor upon such exercise,

            (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Special Warrant from time to time outstanding,

            (c) will not take any action which results in any adjustment of the number of shares of Common Stock for which the Special Warrant is then exercisable if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Special Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and

            (d) will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights ("Other Dilutive Securities"), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Special Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

            2.13. Other Provisions Applicable to Adjustments under this Section
2. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Special Warrant is exercisable provided for in this Section 2:

            (i) Computation of Consideration. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting
      (A) any amounts paid or receivable for accrued interest or accrued dividends and without taking into account (B) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

            (ii) Computation of Asset Value. To the extent that any Assets shall be distributed to all holders of the Company's outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith). To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be fair value of such Assets at the time of such distribution as determined in good faith by the Board of Directors of the Company.

            (iii) When Adjustment to Be Made. The adjustments required by this
      Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Special Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Special Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (iv) Fractional Interest; Rounding. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

            (v) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock or Preferred Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (vi) Escrow of Warrant Stock. If the Holder exercises the Special Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occurrence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Special Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Not withstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

            (vii) Shareholder Rights Plans. Rights or warrants distributed by the Company to all holders of Common Stock and Preferred Stock pursuant to a shareholder rights plan (or "poison pill") entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock, which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"), (x) are deemed to be transferred with the Common Stock in respect of which they are issued, (y) are not exercisable, and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.7 and 2.8 (and no adjustment to the number of shares issuable upon exercise of the Special Warrant under those Sections shall be required) until the occurrence of the earliest Trigger Event. If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an "Other Trigger Event"), then the occurrence of each such Other Trigger Event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the number of shares issuable upon exercise of the Special Warrant under Section 2.7 or 2.8, (1) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the number of shares of Common Stock issuable upon exercise of the Special Warrant shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the number of shares of Common Stock issuable upon exercise of the Special Warrant shall be readjusted as if such rights or warrants had never been issued.

            3. Notice of Adjustment. Whenever the number of shares of Common Stock for which the Special Warrant is exercisable shall be adjusted pursuant to
Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Special Warrant is exercisable and the Exercise Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

            4. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Special Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Special Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, and (b) the number of shares of Common Stock outstanding or deemed to be outstanding. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such Holder a like report setting forth the number of shares of Common Stock for which the Special Warrant is then exercisable and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of the Special Warrant designated by the Holder.

            5. Notices of Corporate Action. In the event of

            (a) any taking by the Company of a record of the holders of its Common Stock or Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of the declaration of such dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities or to receive any other right,

            (b) any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into a smaller number of shares of Common Stock,

            (c) any issuance of Contingent Stock, any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

            (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock or Contingent Stock that shall be the subject of such subdivision, combination or issuance and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 Business Days prior to the date specified in subdivisions
(i), (ii) and (iii) above.

            6. Restrictions on Transfer. (a) Other than as specifically approved by a majority of the Non-Investor Directors, prior to the second anniversary of the Closing Date, the Purchaser shall not, directly or indirectly, sell, transfer or otherwise dispose of any Special Warrants (except to any Affiliate of the Purchaser).

            (b) Other than as specifically approved by a majority of the Non-Investor Directors, prior to the fifth anniversary of the Closing Date, Purchaser will not, directly or indirectly, sell, transfer or otherwise dispose of the Special Warrant, in whole or in part, except (i) pursuant to a registered underwritten public offering effected under the Registration Rights Agreement with the intent to achieve a broad distribution, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act") (regardless of whether such limitations are applicable), (iii) in a transaction exempt from the registration requirements of the Securities Act with any Person or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of Persons, if, prior to and after giving effect to such sale, such Person or group of Persons (x) does not or would not, to Purchaser's knowledge after due inquiry, Beneficially Own (provided that for purposes of this Section 6(b) a Person shall be deemed to Beneficially Own all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) 5% or more of the then outstanding shares of Common Stock or (y) is an investment company registered under the Investment Company Act of 1940, as amended, or (iv) in connection with a Buyout Transaction. Purported transfers of the Special Warrant that are not in compliance with this
Section 6(b) shall be of no force or effect.

            (c) The provisions of Sections 6(a) and 6(b) shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Sections 6(a) and 6(b) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach Sections 6(a) and 6(b) hereof as a result of such reinstatement).

            (d) Prior to the seventh anniversary of the Closing Date, Purchaser will not, directly or otherwise, dispose of the Special Warrant, or any portion thereof, representing the right to acquire 15% or more of the then outstanding Common Stock to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Special Warrant proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (ii) the first Public Disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 6(d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 6(d) as a result of such reinstatement).

            (e) Any shares issued upon the exercise of the Special Warrant shall be considered "Shares" for purposes of the 1998 Investment Agreement and shall be subject to the transfer restrictions stated in Article VII thereof.

            (f) Except as otherwise permitted by this Section 6, the Special Warrant originally issued pursuant to the 1999 Investment Agreement, each Special Warrant issued upon direct or indirect transfer or in substitution for any Special Warrant pursuant to Section 12 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Special Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than, with respect to the first legend, shares of Common Stock (or Other Securities), Special Warrants or Warrant Shares that are no longer subject to the provisions of Section 6(a) and other than, with respect to the second legend, shares of Common Stock (or Other Securities), Special Warrants or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

            (g) The restrictions imposed by Section 6(f) hereof upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an affiliate of the Company for at least three months, for a period of at least one year (or such shorter period as may be applicable under Rule 144 under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 6(f) hereof.

            7. Registration Rights. The Special Warrant and all shares of Common Stock (and Other Securities) issued upon the exercise of the Special Warrant are subject to and entitled to the benefits of the registration rights provisions set forth in the Registration Rights Agreement, dated as of June 10, 1998, between the Company and the Purchaser, as amended from time to time (the "Registration Rights Agreement").

            8. Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 pro-mulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to the Holder, or to any Holder of a portion of the Special Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

            9. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Special Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Special Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

            10. Repurchases of Stock. The Company shall not repurchase any shares of Common Stock (or Other Securities) if as a result thereof the exercisability of the Special Warrant may be impaired, restricted or otherwise limited.

            11. Listing on Securities Exchanges. The Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Special Warrant, subject to official notice of issuance upon the exercise of the Special Warrant. The Company shall also so list on each national securities exchange, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange by the Company. In addition, at the request of the Purchaser the Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, the Special Warrant.

            12. Ownership, Transfer and Substitution of the Special Warrant.
12.1. Ownership of Special Warrant. The Company may treat the Person in whose name the Special Warrant, or any Special Warrant or Special Warrants issued in substitution therefor, is registered on the register kept at the principal office of the

Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Special Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Special Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 6, a Special Warrant, if properly assigned, may be exercised by a new Holder without first having a new Special Warrant issued.

            12.2. Transfer and Exchange of the Special Warrant. Upon the surrender of the Special Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Special Warrant or Special Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Special Warrant or Special Warrants so surrendered.

            12.3. Replacement of the Special Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Special Warrant and, in the case of any such loss, theft or destruction of any Special Warrant held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Special Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Special Warrant of like tenor.

            13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

            1998 Investment Agreement: the meaning specified in the second paragraph of the Special Warrant.

            1999 Investment Agreement: the meaning specified in the second paragraph of the Special Warrant.

            Additional Shares of Common Stock: all shares (including treasury shares but excluding Contingent Stock) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the exercise of the Special Warrant and the Warrant; (ii) shares issued or sold pursuant to the exercise or conversion of options, warrants, convertible securities, or other rights that were disclosed on the Revised Option Schedule; (iii) shares issued or sold to the Company's Employee Stock Purchase Plan, or any successor plan thereto, to the extent such shares are issued or sold at a purchase price not less than 85% of the Market Price; (iv) shares issued or sold to Purchaser or its Affiliates;
(v) shares issued upon the conversion of, or for the purchase of, any 2001 Notes or the 2003 Notes outstanding immediately following the Distributions; or (vi) shares issued upon conversion of the Preferred Shares.

            Affiliate: with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            Assets: the meaning specified in Section 2.4.

            Beneficially Own: with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or under standing, whether or not in writing.

            Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Special Warrants are to be issued and delivered pursuant to
Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to "days" (unless Business Days are specified) shall mean calendar days.

            Buyout Transaction: a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such Holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such Holder for the same consideration.

            Closing Date: the meaning specified in the second paragraph of the Special Warrant.

            Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

            Common Stock: the Company's Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

            Company: the meaning specified in the opening paragraphs of the Special Warrant.

            Contingent Stock: shares of Common Stock issued after the Closing Date pursuant to (i) the Amendment to Stock Purchase Agreement, dated as of June 20, 1996, by and between the Company and Eric Watson, as the same may be amended from time to time, or (ii) any security, option, warrant, call, subscription, right, contract, commitment, arrangement or understanding in existence on January 12, 1998 or June 10, 1998 but not disclosed on the Revised Option Schedule.

            Convertible Securities: any evidences of indebtedness (other than 2001 Notes and 2003 Notes), shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

            Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

            Exercise Price: the meaning specified in Section 1.1.

            Holder: the meaning specified in Section 1.1.

            Investment Agreement: the meaning specified in the second paragraph of the Special Warrant.

            Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holder or the Company, as the case may be, determined solely by the firm so retained or
(z) if the firms so retained by the Company and by the Holder shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or the Holder.

            NASD: the National Association of Securities Dealers, Inc.

            Non-Investor Director: any member of the Board of Directors not nominated by the Purchaser pursuant to Article IV of the Investment Agreement.

            Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Special Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.10 or otherwise.

            Person: an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

            Preferred Shares: the shares of Series A Non-Voting Participating Convertible Preferred Stock purchased by Purchaser pursuant to the 1999 Investment Agreement.

            Preferred Stock: the shares of preferred stock of the Company, par value $.001 per share.

            Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

            Purchaser: the meaning specified in the first paragraph of the Special Warrant.

            Registration Rights Agreement: the meaning specified in Section 7 of the Special Warrant.

            Restricted Securities: (a) any Special Warrants bearing the applicable legend set forth in Section 6(f), (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of the Special Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of the Special Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

            Revised Option Schedule: the schedule, dated June 10, 1998 and delivered to the Purchaser on such date, listing options, warrants, convertible securities and other rights relating to capital stock of the Company.

            Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

            Special Warrant: the meaning specified in the second paragraph of the Special Warrant.

            Subsidiary: as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

            "Third-Party Bid" means an unsolicited bona fide tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "Third Party") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

            Total Voting Power: at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

            Transaction: the meaning specified in Section 2.10.

            Transfer: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

            2001 Notes: 5 1/2% convertible subordinated notes due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company.

            2003 Notes: 5 1/2% convertible subordinated notes due 2003 issued pursuant to an Indenture, dated as of May 22, 1996, between the Company and Chase Manhattan Bank, N.A.

            Voting Securities: at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

            Warrant: the Common Stock Purchase Warrant issued pursuant to the 1999 Investment Agreement.

            Warrant Shares: the shares of Common Stock (and Other Securities) issuable upon exercise of the Special Warrant.

            14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Special Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            15. No Rights or Liabilities as Stockholder. Nothing contained in the Special Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

            16. Notices. All notices and other communications under the Special Warrant, except notices of the exercise of any Special Warrant (which shall be effected in the manner provided in Section 1, shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

            (a) if to the Purchaser, to it at:

                  CDR-PC Acquisition, L.L.C.
                  c/o Clayton, Dubilier & Rice Fund V
                        Limited Partnership
                  1043 Foulk Road, Suite 106
                  Wilmington, Delaware 19803

            with a copy to:

                  Clayton, Dubilier & Rice, Inc.

                  375 Park Avenue
                  New York, New York  10152

                  Attention:  Brian D. Finn
                  Telecopy No.:  (212) 893-7061

            with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

                  Attention:  Franci J. Blassberg
                  Telecopy No.:  (212) 909-6836

            (b) if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

                  or

            (c) if to the Company, to it at:

                  U.S. Office Products Company
                  1025 Thomas Jefferson Street, N.W.
                  Suite 600 East
                  Washington, D.C. 20007

                  Attention:  Mark D. Director
                  Telecopy No.:  (202) 339-6727

            with a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037

                  Attention: George P. Stamas
                  Telecopy No.:  (202) 663-6363

            17. Miscellaneous. The Special Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Special Warrant other than those applicable solely to the Special Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Special Warrant, whether so expressed or not. THE SPECIAL WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). The section headings in the Special Warrant are for purposes of convenience only and shall not constitute a part hereof.

            18. Expiration; Notice. The Company shall give the Holder no less than 45 days' nor more than 90 days' notice of the expiration of the right to exercise the Special Warrant. The right to exercise the Special Warrant shall expire at 5:00 P.M., New York City time, on June 10, 2010, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise the Special Warrant shall not expire until 5:00 P.M., New York City time, on a date 45 days after the date on which the Company shall give the Holder hereof notice of the expiration of the right to exercise the Special Warrant.

                                    U.S. OFFICE PRODUCTS COMPANY



                                    By: ______________________________________
                                        Name:
                                        Title:

                              FORM OF SUBSCRIPTION

           (To be executed only upon exercise of the Special Warrant)

To: U.S. Office Products Company

            The undersigned registered holder of the within Special Warrant hereby irrevocably exercises such Special Warrant for, and purchases thereunder, ________* shares of Common Stock of U.S. Office Products Company, and herewith makes payment [of $ ]** [by application, pursuant to Section 1.2(b) of such Special Warrant, of [a portion of] the Special Warrant representing a right to purchase ________* shares of Common Stock],*** and requests that the certificates for such shares be issued in the name of, and delivered to ______________ whose address is __________.


Dated: ______________


                                    [HOLDER]****
                                    [Address]


                                    By __________________________
                                       Name:
                                       Title:

----------
* Insert here the number of shares called for on the face of the Special Warrant (or, in the case of a partial exercise, the portion thereof as to which the Special Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Special Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Special Warrant or Special Warrants shall be issued and delivered, representing the unexercised portion of the Special Warrant, to the holder surrendering the same.

**    Delete inapplicable language in brackets.

***   Delete inapplicable language in brackets.

**** Signature must conform in all respects to name of holder as specified on the face of the Special Warrant.

                               FORM OF ASSIGNMENT


           (To be executed only upon transfer of the Special Warrant)

            For value received, the undersigned registered holder of the within Special Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Special Warrant to purchase ______ shares of Common Stock of U.S. Office Products Company Corporation to which such Special Warrant relates, and appoints ___________ Attorney to make such transfer on the books of U.S. Office Products Company maintained for such purpose, with full power of substitution in the premises.


Dated: ______________


                                    [HOLDER]*
                                    [Address]


                                    By __________________________
                                       Name:
                                       Title:


Signed in the presence of:

__________________________



----------

* Signature must conform in all respects to name of holder as specified on the face of the Special Warrant.

                                   Exhibit IV

                   Amendments to the 1998 Investment Agreement


         (i) Paragraph (a) of the penultimate recital to the 1998 Investment Agreement shall be restated in its entirety as follows as follows:

                           (a) Purchaser wishes to purchase from the Company,
                  and the Company wishes to sell to Purchaser, shares of Common Stock and warrants having the terms and conditions set forth in Exhibit 1 (as such warrants are amended from time to time, whether pursuant to the Investment Agreement, dated as of March 30, 1999, between the Company and Purchaser (the "1999 Investment Agreement") or otherwise, the "Special Warrants") entitling the holder thereof to purchase shares of Common Stock together representing 24.9% of the shares of Common Stock as of the Closing Date (as herein defined) that would be outstanding after giving effect to the issuance of such shares (and assuming the conversion into Common Stock of all of the Company's issued and outstanding 5 1/2% Convertible Subordinated Notes Due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company (the "2001 Notes") that are outstanding on the Closing Date, and after giving effect to the issuance of any Contingent Stock (as defined herein)), and warrants entitling the holder thereof to purchase one share of Common Stock for each share and Special Warrant so purchased on the terms and subject to the conditions set forth in Exhibit 2 (as such warrants are amended from time to time, whether pursuant to the 1999 Investment Agreement or otherwise, the "Warrants"), and

         (ii) Paragraph (b) of Section 4.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                  (b) Purchaser shall be entitled to nominate three directors for election, provided:

                           (i) if the total number of shares of Common Stock
                  represented by the Shares, the Special Warrants and the Warrants ("Purchaser's Total

                  Securities") declines by more than 33 1/3% but less than 66 2/3% from Purchaser's Total Securities at Closing by reason of sales or other dispositions of Common Stock, Warrants or Special Warrants by Purchaser, Purchaser shall have the right to nominate two directors;

                           (ii) if Purchaser's Total Securities declines by
                  66 2/3% or more from Purchaser's Total Securities at Closing, but Purchaser's Percentage Interest remains at least 5% of the outstanding Voting Securities, by reason of sales or other dispositions of Common Stock, Warrants or Special Warrants by Purchaser, Purchaser shall have the right to nominate one director;

                           (iii) for the purpose of calculating Purchaser's
                  Total Securities as of any time after the closing under the 1999 Investment Agreement (but not for the purpose of calculating Purchaser's Total Securities at Closing), each Preferred Share owned by Purchaser shall be treated as if it were 100 Shares.

                           (iv) in the event that the size of the Board of
                  Directors shall be increased, Purchaser shall have the right to at least proportionate representation on the Board following such increase based on the composition of the Board as between Investor Directors and Non-Investor Directors immediately prior to such increase; provided that in no event shall the Board consist of more than 12 directors; and

                           (v) if the chief executive officer of the Company is
                  not then a member of the Board of Directors or a nominee for membership thereon, the Purchaser shall be entitled to approve an additional nominee to the Board of Directors.

         (iii) Paragraph (a) of Section 6.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           (a) Except as permitted by Section 6.01(b) or
                  6.01(c), neither Purchaser nor its Affiliates will directly or indirectly acquire any securities (including by exercise of the Warrants or Special Warrants) or take any other action that would cause (i) the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then held by Purchaser to equal or exceed 26.7% or
                  (ii) the aggregate voting
                  power of all Equity Securities then held by Purchaser (on an as converted basis) to equal or exceed 50%.

         (iv) Paragraph (c) of Section 6.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           (c) This Section 6.01 shall terminate and be of no
                  further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 6.01 shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 6.01 as a result of such reinstatement).

         (v) The first paragraph of Section 6.02 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           SECTION 6.02 Additional Limitations. (a) Except as
                  permitted by Section 6.02(b), during the five-year period beginning on the date of this Agreement, Purchaser shall not, and shall not permit its Affiliates to:

         (vi) Section 6.02 of the 1998 Investment Agreement shall be amended by adding a section (b) as follows:

                           (b) The limitations set forth in Section 6.02 (a)
                  hereof shall not apply (x) in connection with a Buyout Transaction that is not solicited or proposed by Purchaser or its Affiliates, (y) following the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Section 6.02 (a) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach the provisions of Section 6.02 (a) hereof as a result of such reinstatement), or (z) as specifically approved by a majority of the Non-Investor Directors

         (vii) Paragraphs (c) and (d) of Section 7.01 of the 1998 Investment Agreement shall be restated in their entirety as follows:

                           (c) The provisions of clauses (a) and (b) of this
                  Article VII shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of clauses (a) and (b) of this Article VII shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach the provisions of clauses (a) and (b) of this
                  Article VII as a result of such reinstatement).


                           (d) Prior to the seventh anniversary of the Closing,
                  the Purchaser will not, directly or otherwise dispose of Shares representing 15% or more of the then outstanding Common Stock, to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Shares proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on the earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then




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
                  owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (ii) the first public disclosure of a Third Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 7.01
                  (d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 7.01 (d) as a result of such reinstatement).

         (viii) Section 8.10 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           Section 8.10 Tax Standstill. Except as permitted by
                  Section 6.01(b) or 6.01(c) and except for acquisitions of Securities from the Company, during the period ending two years after the date of the Distributions, (i) Purchaser shall not acquire any Securities or take any other action that would cause Purchaser's Percentage Interest to equal or exceed 50%,
                  (ii) none of Purchaser, the Fund or CD&R shall act in concert with any other Person to acquire any Securities if aggregating such acquisition with the Purchaser's holdings would cause the Purchaser's Percentage Interest to equal or exceed 50%, and
                  (iii) none of Purchaser, the Fund or CD&R shall solicit the acquisition of any Securities, provided that the provision by the Fund to its limited partners of customary reports and information, and customary communication with such limited partners on behalf of the Fund, with respect to the Fund's investment in the Company that, in either case, do not recommend any such acquisition, shall not be treated as a solicitation by the Purchaser within the meaning of this clause (iii). The limitations contained in this Section 8.10 shall terminate upon the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 8.10 shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such




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
                  reinstatement) shall not be deemed to breach this Section 8.10 as a result of such reinstatement).


         (ix) Section 12.02 of the 1998 Investment Agreement shall be amended by inserting, immediately following the definition of "Pre-Distribution Transactions", a new definition as follows:

                           "Preferred Shares" means the shares of Series A
                  Non-Voting Participating Convertible Preferred Stock of the Company, par value $.001 per share, purchased by Purchaser pursuant to an Investment Agreement, dated as of March 30, 1999, between the Company and Purchaser.

         (x) Section 12.02 of the 1998 Investment Agreement shall be amended by restating the definition of "Pro Rata Share", as follows:

                           "Pro Rata Share" means the fraction of an entire
                  issuance of New Securities, the numerator of which shall be the sum of (a) the number of shares of Common Stock owned or receivable upon exercise of the Warrants and the Special Warrants by Purchaser and its Affiliates (other than the Company and its Subsidiaries) immediately prior to such issuance of such New Securities and (b) the number of shares of Common Stock into which the Preferred Shares owned by Purchaser and its Affiliates are convertible, and the denominator of which shall be the sum of (x) the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities and receivable upon exercise of the Warrants and the Special Warrants and (y) the number of shares of Common Stock into which such Preferred Shares are convertible.

         (xi) Section 12.02 of the 1998 Investment Agreement shall be amended by inserting, immediately following the definition of "Termination Fee", a new definition as follows:

                           "Third-Party Bid" means an unsolicited bona fide
                  tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "Third Party") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in




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
                  the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

                                    Exhibit V

                 Amendments to the Registration Rights Agreement

         (i) Section 1(a) of the Registration Rights Agreement shall be amended by adding a new paragraph, immediately following the first paragraph, as follows:

                  The Company is also a party to an Investment Agreement, dated as of March 30, 1999, with the Purchaser (the "1999 Investment Agreement"), pursuant to which the Company agreed, in exchange for consideration of $51 million in cash (i) to issue to Purchaser up to 73,350 newly issued shares of Series A Non-Voting Participating Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company having the terms set forth in Exhibit I of the 1999 Investment Agreement, (ii) to amend and restate the Warrants as set forth in Exhibit II of the 1999 Investment Agreement, and (iii) to amend and restate the Special Warrants as set forth in Exhibit III of the 1999 Investment Agreement.

         (ii) Section 1(b) of the Registration Rights Agreement shall be restated in its entirety as follows:

                                    (b) This Agreement shall become effective
                  with respect to any Registrable Securities upon the issuance or sale of Registrable Securities pursuant to the Investment Agreement or the 1999 Investment Agreement. This Agreement shall remain in effect upon the assignment or transfer of Registrable Securities by the Purchaser or a Holder to an Affiliate, a Distributee or other successors, assigns and transferees of Purchaser of such Holder pursuant to Section 4.4.

         (iii) Section 2 of the Registration Rights Agreement shall be amended by restating the definition of "Registrable Securities" in its entirety as follows:

                           "Registrable Securities" means (a) the Shares, (b)
                  the Additional Shares, (c) the Warrant Shares, (d) the Warrants, (e) the Special Warrant Shares, (f) the Special Warrants, (g) the Preferred Shares, (h) the Conversion Shares and (i) any securities issued or issuable with respect to any Shares, Additional Shares, Warrants, Special Warrants, Preferred Shares or Conversion Shares referred to in the foregoing clauses (a) through (h), (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) subject to the provisions of Section 4.1(b)(ii), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (D) such securities shall have been acquired by the Company. In determining the number of Registrable Securities outstanding at any time or whether the Holders of the requisite number of Registrable Securities have taken any action hereunder and in calculating the number of Registrable Securities for all other purposes under this Agreement, each Warrant and Special Warrant shall be deemed to have been exercised (to the fullest extent then determinable) and each Preferred Share shall be deemed to have been converted and such calculation shall include the number of Warrant Shares and Special Warrant Shares then deliverable upon the exercise of such Warrant or Special Warrant and the number of Conversion Shares deliverable upon conversion of the Preferred Shares (to the fullest extent then determinable).

         (iv) Section 2 of the Registration Rights Agreement shall be amended by inserting, immediately following the definition of "Contingent Stock", a new definition as follows:

                           "Conversion Shares" means the shares of Common Stock
                  issuable upon conversion of the Preferred Shares.

         (v) Section 2 of the Registration Rights Agreement shall be amended by inserting, immediately following the definition of "Postponement Period", a new definition as follows:

                           "Preferred Shares" is defined in Section 1(a).




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
         (vi) Section 2 of the Registration Rights Agreement shall be amended by restating the definition of "Special Warrants" as follows:

                           "Special Warrants" means warrants entitling the
                  holder thereof to purchase shares of Common Stock on the terms and subject to the conditions set forth in Exhibit 1 of the Investment Agreement, and any warrants of the Company received in exchange therefor, pursuant to the 1999 Investment Agreement or otherwise.

         (vii) Section 2 of the Registration Rights Agreement shall be amended by restating the definition of "Warrants" as follows:

                           "Warrants" means warrants entitling the holder
                  thereof to purchase one share of Common Stock for each Share and Special Warrant purchased by the Purchaser pursuant to the Investment Agreement, on the terms and subject to the conditions set forth in Exhibit 2 thereof, and any warrants of the Company received in exchange therefor, pursuant to the 1999 Investment Agreement or otherwise.

         (viii) Paragraph (a) of Section 3.1 of the Registration Rights Agreement shall be restated in its entirety as follows:

                           (A) Requests. Subject to the provisions of Section
                  3.6, at any time or from time to time as of the date hereof, Holders of not less than 25% of the then outstanding Registrable Securities shall have the right to make written requests that the Company effect up to six registrations under the Securities Act of all or part of the Registrable Securities of the Holders making such request, which requests shall specify the intended method of disposition thereof by such Holders, including whether the registration requested is for an underwritten offering. For a registration to be underwritten, a majority of the Holders requesting registration (as measured by ownership of Registrable Securities) must so request. The Company shall not be required to effect more than [six] registrations under this Section 3.1.

         (ix) Clause C of Section 3.1(f)(iii) of the Registration Rights Agreement shall be restated in its entirety as follows:





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
                           (C) third, to the extent that the number of shares
                  registered pursuant to clauses (A) and (B) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, the securities requested to be included by any other holders (if permitted by the Holders pursuant to Section 3.1(f)(ii)).






                                       4